Exhibit 10.9
                         SINGLE TENANT INDUSTRIAL LEASE

            THIS SINGLE TENANT INDUSTRIAL LEASE ("Lease") is made and entered into as of April 11, 2005 by and between Watson Partners, L.P., a Delaware limited partnership ("Landlord") and Target Logistic Services, Inc., a Delaware corporation ("Tenant").

            Landlord and Tenant mutually covenant and agree that Landlord, in consideration of the rent payable by Tenant and the covenants and agreements to be kept, observed and performed by Tenant, hereby rents and leases to Tenant, and Tenant hereby takes and hires from Landlord, the "Premises" (as defined herein), pursuant to the provisions of this Lease, subject to (i) all applicable zoning, municipal, county, state and federal laws; (ii) covenants, conditions, restrictions, reservations, easements, rights and rights-of-way of record; and
(iii) Performance Standards attached hereto as Exhibit A and incorporated herein by reference. In the event of any conflict between the provisions of this Lease and the provisions of the Performance Standards, the provisions of this Lease shall govern.


                                    ARTICLE I
                             Basic Lease Provisions

            1.1 Description of Premises: "Premises", as used herein, shall mean and refer to the building generally described as Watson Building Number 731, located at 1400 Glenn Curtiss Street, Carson California, consisting of approximately 98,127 square feet, together with the right to use the Tenant Yard Area depicted in the Site Plan attached as Exhibit B.

            1.2 Street Address of Premises: 1400 Glenn Curtiss Street, Carson, California.

            1.3 Approximate Building Square Footage: 98,127 square feet.

            1.4 Lease Term: One Hundred Twenty (120) months beginning on approximately October 1, 2005. The actual Commencement Date shall be determined pursuant to the provisions of Paragraph 3.2 of this Lease (the "Commencement Date") and ending One Hundred Twenty (120) months (the "Termination Date").

            1.5 Extension Option: See Paragraphs 1 and 2 of the attached Lease Rider Number 1.

            1.6 Initial Minimum Rent: Sixty Eight Thousand Three Hundred Thirty Three and 93/100ths Dollars ($68,333.93). The Initial Minimum Rent consists of Minimum Net, Net, Net Rent ($57,894.93) and Monthly Gross Charges (Base Amount taxes, insurance, common area maintenance and landscape maintenance totaling $10,439.00 per month).

            1.7 Periodic Rent Adjustments: See Paragraph 3 of the attached Lease Rider Number 1.

            1.8 Annual Tax Base Amount: Ninety Six Thousand One Hundred Sixty Eight and 00/100ths Dollars ($96,168.00).

            1.9 Annual Insurance Base Amount: Fifteen Thousand Eight Hundred Twenty Eight and 00/100ths Dollars ($15,828.00).

            1.10 Letter of Credit Collateral: One Hundred Thirty Six Thousand Six Hundred Sixty Seven and 86/100ths Dollars ($136,667.86).

            1.11 Brokers: John J. Schumacher, CB Richard Ellis.

            1.12 Initial Improvement Work: See Paragraph 4 of the attached Lease Rider.

            1.13 Exhibits and Riders: The following Exhibits and Riders are attached to this Lease and made a part hereof:

                 Exhibit A - Performance Standards
                 Exhibit B - Site Plan
                 Exhibit C - Form of Lease Addendum
                 Exhibit D - Hazardous Material Certificate
                 Exhibit E - Form of Estoppel Certificate
                 Exhibit F - Initial Improvement Work
                 Exhibit F-1 - Initial Improvement Work Site Plan
                 Exhibit F-2 - Base Building Improvements
                 Exhibit F-3 - Emergency Generator Location
                 Exhibit G - Form of Letter of Credit
                 Exhibit H - Insurance Summary
                 Lease Rider Number 1

            1.14  Mailing Addresses:

                  Landlord:    Watson Partners, L.P.
                               22010 Wilmington Avenue, Suite 400
                               Carson, California  90745

                  Tenant:      Target Logistic Services, Inc.
                               1400 Glenn Curtiss Street
                               Carson, CA 90746


                                   ARTICLE II
                              Condition of Premises

            2.1 Tenant acknowledges that prior to the execution of this Lease, Tenant has been furnished full access to, and has inspected the Premises. Landlord agrees that upon the date on which occupancy of the Premises is delivered to Tenant, the "Building Systems" (as defined herein) shall be in good working order. As used herein the term "Building Systems" shall mean the plumbing, lighting, HVAC, electrical systems and loading doors of the Building. If, within ninety (90) days following the Commencement Date, Tenant discovers and advises Landlord in writing that any Building System or other component of the Premises is not in good working order, then Landlord shall repair such item at Landlord's sole cost and expense. Except as otherwise specifically provided in this Article II, and subject to Landlord's responsibilities as set forth in
Article IX, Tenant accepts the Premises in its present condition, state of repair and operating order and in present "AS IS" condition. Tenant further acknowledges that neither Landlord nor any real estate agent or broker representing Landlord or Tenant has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant's business. Tenant specifically acknowledges that Landlord makes no representation or warranty with respect to any laws, codes, ordinances, rules or regulations affecting the Premises including, without limitation, laws, codes ordinances, rules or regulations relating to fire or life safety, or access by disabled persons (collectively "Codes") affecting the Premises or Tenant's proposed use of the Premises, and Tenant shall be responsible for determining the suitability and conformity of the Premises with respect to such Codes, and Tenant shall be responsible for making any necessary modifications to the Premises in order to comply with such Codes. In the event the Building, as of the Commencement Date, is in violation of the requirements of Title III of the American with Disabilities Act or similar state or federal law or regulation (the "ADA") with respect to use of the Building for general warehouse and related office purposes (but not for any use constituting a "public accommodation" under the ADA), for any reason other than as a result of Tenant's acts, specific use of the Premises or improvements or alteration made by Tenant, Landlord shall, at its sole cost and expense, cause same to be rectified at no cost to Tenant to the extent required by applicable law.

            2.2 The Premises and the Building are located within a complex of properties commonly known as Dominguez Technology Center. The configuration and boundaries of the Dominguez Technology Center and the "Dominguez Technology Center Common Area" (as defined below) may be modified by Landlord from time to time to add, withdraw or reconfigure properties or boundaries, as Landlord may determine in its sole and absolute discretion. However, no such alteration to the Dominguez Technology Center Common Area shall unreasonably interfere with Tenant's use of the Premises, including, without limitation, ingress and egress and parking.

            2.3 The term "Dominguez Technology Center Common Area," as used in this Lease, shall mean the thirty (30) foot perimeter setback landscaping, detention basins, curvilinear sidewalks and monument signs within the exterior boundaries of the Dominguez Technology Center. The manner in which the Dominguez Technology Center Common Area shall be maintained shall be determined by Landlord, in its sole discretion. The Dominguez Technology Center Common Areas shall be repaired and maintained by Landlord subject to Tenant's contribution toward "Dominguez Technology Center Common Area Expenses" (as defined below) as provided in Paragraph 2.5.

            2.4 The term "Dominguez Technology Center Common Area Expenses," as used in this Lease, shall mean all costs and expenses incurred by Landlord in
(a) operating, insuring, repairing and maintaining the Dominguez Technology Center Common Area. Dominguez Technology Center Common Area Expenses shall include, without limitation, expenses for maintaining, landscaping, repairing, painting, lighting, fencing and cleaning the Dominguez Technology Center Common Area, nonrefundable contributions toward one or more reserves for replacements or major repairs; expenses, charges, costs of compliance and other costs related to the requirements of any Federal, state or local governmental agency; expenses related to the Dominguez Technology Center Common Area; and public liability and property damage insurance on the Dominguez Technology Center Common Area.

            2.5 From and after the Commencement Date, Tenant shall pay to Landlord, on the first day of each calendar month the Dominguez Technology Center Common Area Expenses in the initial amount of Four Hundred Ninety One and 00/100ths ($491.00) per month, subject to periodic adjustments. The Common Area Expenses shall not increase by more than five percent (5%) annually above the starting base amounts.

            2.6 The Premises will be served by a fire pumphouse and related pipelines, pumps, valves, gates, connections and other equipment located outside of the Building (collectively referred to herein as the "Fire System") and necessary for the operation of the Early Suppression Fast Response (ESFR) fire suppression system for the Building. Tenant shall be responsible for paying the costs and expenses of the inspection, maintenance, repair and replacement of the Fire System and any components of the Fire System (the "System Costs"). However, Landlord shall be responsible for any costs of repairing or replacing the Fire System and components of the Fire System during the first three (3) years of the Lease Term.

                                   ARTICLE III
                                  Term of Lease

            3.1 The term of this Lease (the "Lease Term") shall be the period set forth in Item 1.4 of the Basic Lease Provisions. Subject to the terms and conditions of this Lease, the Lease Term shall commence on the Commencement Date and shall terminate on the Termination Date, which dates are specified in Item
1.4 of the Basic Lease Provisions.

            3.2 The term of this Lease shall be one hundred twenty (120) months commencing on the Commencement Date (the "Lease Term"). The Commencement Date shall occur thirty (30) days following Landlord's "Substantial Completion" (as defined in this Paragraph 3.2) of the "Base Building Improvements" (as described in the attached Exhibit F-2) and the Initial Improvement Work as described in Exhibit F and depicted in Exhibit F-1. In no event shall the Commencement Date occur prior to October 1, 2005. In the event Substantial Completion of the Base Building Improvements or the Initial Improvement Work is delayed as a result of any act, omission or interference by Tenant ("Tenant Delay"), then the Commencement Date shall be deemed to have occurred on the date that Substantial Completion could have first occurred, but for such delay. As used herein, the term "Substantial Completion" shall mean the date on which (i) all Building systems and all major components of the Base Building Improvements and Initial Improvement Work have been completed; and (ii) Landlord provides Tenant with Landlord's certificate stating that, except for minor corrective work which will not materially interfere with Tenant's beneficial occupancy of the Premises, all material aspects of the Initial Improvement Work have been completed. If Landlord so desires, Landlord and Tenant shall execute a Lease Addendum in the form attached to this Lease as Exhibit C, confirming the actual Commencement Date and Termination Date. If Substantial Completion does not occur by October 1, 2005, then Landlord agrees that it shall provide Tenant a rent credit of Seven Hundred and Fifty Two and 00/100ths Dollars ($752.00) ("Rent Credit") for each day beyond October 1, 2005 (excluding any days beyond October 1, 2005 resulting from any Tenant Delay) until Substantial Completion occurs. If Substantial Completion has not occurred by December 31, 2005 then either party may elect to terminate this lease by providing written notice to the other party, in no case however shall Landlord be responsible for providing Rent Credit for a delay in Substantial Completion beyond December 31, 2005. Any accrued Rent Credit shall be applied first to the second month's rent, with any additional credit to be applied to subsequent months.

            3.3 Upon full execution and delivery of the Lease and Substantial Completion of the Base Building Improvements and Initial Improvement Work (estimated to be September 1, 2005) and continuing through to the Commencement Date (the "Early Occupancy Period"), Tenant and its agents, employees, contractors, vendors, licensees, invitees and representatives shall be permitted to enter the Premises for the purposes of installing Tenant's furniture, fixtures, utilities, telecommunication systems, equipment, security systems and the operation of Tenant's business. Tenant shall not be obligated to pay Minimum Rent or any items designated as additional rent under the Lease during the Early Occupancy Period, but any use or occupancy of the Premises by Tenant during the Early Occupancy Period shall otherwise be subject to, and in accordance with, the terms and conditions of this Lease. Tenant shall be responsible for paying any utility charges for utility services furnished to the Premises during the Early Occupancy Period. Landlord shall have no responsibility for any damage, theft, destruction or injury to Tenant or any of Tenant's property as a result of Tenant's presence or activities on, or use of, the Premises during the Early Occupancy Period. Except to the extent caused by Landlord's negligence or willful misconduct, Landlord makes no representations as to whether Tenant's occupancy of the Premises during the Early Occupancy Period will be in compliance with applicable building, safety or fire codes, and Tenant shall be responsible for, and assumes the risk of any non-compliance. Tenant shall indemnify and hold Landlord harmless from and against any loss, cost, liability, claim or action arising out of or relating to Tenant's use or occupancy of the Premises during the Early Occupancy Period, except to the extent caused by Landlord's negligence or willful misconduct.


                                   ARTICLE IV
                                      Rent

            4.1 Tenant agrees to pay to Landlord at the office of Landlord or at such other place as may be designated by Landlord from time to time, without any prior demand therefor and without any deduction or setoff whatsoever, as minimum monthly rent ("Minimum Rent"), the sum specified as the Initial Minimum Rent in
Item 1.6 of the Basic Lease Provisions. Minimum Rent shall be payable in advance on the first day of each calendar month of the Lease Term. If the Lease Term shall commence upon a day other than the first day of a calendar month, then Tenant shall pay, upon the Commencement Date, a pro rata portion of the Minimum Rent for the first fractional calendar month. Minimum Rent payable by Tenant under this Lease is subject to adjustment in accordance with the provisions of
Item 1.7 of the Basic Lease Provisions. Unless specifically designated otherwise in this Lease, all fees, charges, costs, expenses or other payments to be paid by Tenant to Landlord pursuant to this Lease shall be deemed to be additional rent.

            4.2 Upon written request from Tenant, but in no case more frequently than one (1) time per calendar year, Landlord shall provide to Tenant invoices or bills supporting current charges to Tenant for insurance, real estate taxes, landscaping and common area expenses, to the extent such invoices or bills are available. In the case of charges to Tenant for items which are established by prorating costs over the entire Dominguez Technology Center or Landlord's real estate portfolio, Landlord shall provide Tenant with the formula or basis for the allocation of such costs to Tenant.

                                    ARTICLE V
                              Taxes and Assessments

            5.1 Tenant covenants and agrees to pay to Landlord, as additional rent hereunder, the amount by which all real estate taxes and assessments, and installments thereof which may be taxed, charged, levied, assessed or imposed during any fiscal tax year occurring during the Lease Term (and any extensions or renewals thereof) upon all or any portion of or in relation to the Premises and the improvements at any time erected thereon and the appurtenances thereof, exceed the Annual Tax Base Amount specified in Item 1.8 of the Basic Lease Provisions. In the partial fiscal tax year in which the Lease Term shall commence, and in the partial fiscal tax year in which the Lease Term shall terminate, such taxes and assessments and the Annual Tax Base Amount shall be prorated on a daily basis (using a 365-day year), and Tenant's payment obligations shall be computed accordingly. If any assessments or taxes are levied or assessed against the Premises which are payable or may be paid in monthly or more frequent installments, Tenant shall be required to pay only such installments as shall become due and payable during the Lease Term; provided however, if an assessment or tax is imposed upon the Premises because of the acts or upon the request of Tenant, then Tenant shall pay the total amount thereof in equal annual installments during the Lease Term, on a date established by Landlord.

            5.2 Tenant shall pay the amount of any taxes and assessments which it is obligated to pay hereunder directly to Landlord within ten (10) days after receipt of Landlord's invoice therefor, but in no event later than fifteen (15) days before the delinquency date for payment of such taxes and assessments. Landlord agrees, in turn, to promptly pay such taxes and assessments to the appropriate taxing authority.

            5.3 Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. Whenever possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.

            5.4 As used herein, the term "real estate taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, rental excise tax, improvement bond or bonds, levy or tax (other than income taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or the federal government, or any school, agricultural, sanitary, fire, street, drainage, water or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, as against Landlord's right to rent or other income therefrom, and as against Landlord's business of leasing the Premises. The term "real estate taxes" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax"; or (ii) the nature of which was hereinbefore included within the definition of "real property tax"; or (iii) which is imposed as a result of a transfer, either partial or total, of Landlord's interest in the Premises or which is added to a tax or charge previously included within the definition of real property tax by reason of such transfer; or (iv) which is imposed by reasons of this transaction, any modifications or changes hereto, or any transfers hereof.

            5.5 In the event of a sale by Landlord of its fee simple interest in the Premises to a third party during the first five (5) years of Tenant's Initial Lease Term (other than an existing lender holding a mortgage or deed of trust encumbering the Premises), Tenant shall have no obligation to pay any increase in real estate taxes which result from such sale. No transfer of stock or other ownership interest in Landlord shall constitute a sale by Landlord of its fee simple interest in the Premises to a third party for the purposes of this Paragraph 5.5. Nothing contained in this Paragraph 5.5 shall limit Tenant's obligation to pay any other increases in real estate taxes, including, without limitation, inflation factor adjustments as provided in Section 51 of the California Revenue and Taxation Code and changes in the manner or method of computing or imposing taxes pursuant to applicable law.


                                   ARTICLE VI
                                 Utility Charges

            6.1 Tenant shall contract for, in Tenant's name, and shall pay or cause to be paid, all charges for gas, electricity, light, heat, air-conditioning, water, power, telephone, sewer, trash collection and waste removal and/or disposal, security or guard service, alarm systems, or other service, and any taxes, levies or excises thereon, used, rendered or supplied to Tenant in connection with the Premises; and for all connection and closing charges, and any tax or excise thereon; and for any governmental service or service subject to governmental regulation, however described, furnished to the Premises during the Lease Term and during any other period in which Tenant uses or occupies the Premises. Landlord shall not be liable to Tenant for any loss, injury, damage, disruption of business or any other harm resulting from any interruption of utility services to the Premises, unless such interruption results solely from the gross negligence or willful misconduct of Landlord.

                                   ARTICLE VII
                                  Hold Harmless

            7.1 Tenant covenants and agrees that Landlord shall not at any time or to any extent whatsoever be liable, responsible, or in any way be accountable for any loss, injury, death or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person whomsoever who may at any time be using, occupying or visiting the Premises, or be in, on, or about the same, whether such loss, injury, death or damage shall be caused by or in any way result from or arise out of any act, omission or negligence of Tenant or of any occupant, subtenant, visitor or user of any portion of the Premises or from fire, steam, electricity, water, rain, act of God, or from breakage or leakage or any defect in any pipes, sprinklers, or plumbing, electrical or heating and air conditioning systems or fixtures, or from any other cause. Tenant hereby releases Landlord and agrees to indemnify, defend, hold and save Landlord free and harmless of, from, and against any and all claims, losses, costs, liabilities, expenses or damages whatsoever arising out of or related to any use or occupancy of the Premises by Tenant or any of Tenant's agents, employees, invitees or contractors (collectively "Losses"), including attorneys' fees and costs on account of any such Losses, except for any Losses resulting solely from the gross negligence or willful misconduct of Landlord or directly attributable to Landlord's failure to perform its obligations as required under this Lease.


                                  ARTICLE VIII
                                    Insurance

            8.1 Landlord shall, throughout the Lease Term, keep all buildings and improvements which may from time to time be upon or a part of the Premises (but not Tenant's personal property, fixtures or equipment) insured against all risks (as the term "all risk" is used in the insurance industry), and against earthquake and flood risks, in such form and with such policy limits as Landlord may determine from time to time, so as to provide adequate protection of Landlord's ownership interests in the Premises at a reasonable cost. Landlord agrees that, prior to changing the insurance limits or deductible amounts of such insurance in a manner which would effectively decrease the insurance limits or increase the deductible amounts from the limits and deductibles shown in the insurance summary attached hereto as Exhibit H, Landlord will notify Tenant and provide Tenant with an opportunity to obtain its own insurance against any increased risk resulting from any such decrease in insurance limits or increase in deductibles. Notwithstanding the foregoing, Landlord shall not be required to maintain any insurance which becomes unavailable, or which becomes commercially unreasonable for landlords to carry, in the Southern California insurance marketplace. However, if Landlord elects to not carry insurance coverage for risks insured against as of the Commencement Date, and Landlord does not elect to become a self-insurer for such risks, then Tenant may terminate this Lease upon written notice to Landlord which notice shall be delivered within thirty
(30) days following Landlord's notice to Tenant of Landlord's election to drop insurance coverage. In the event of any insured loss, Tenant shall be liable to Landlord for any deductible or coinsurance amount claimed by the insurance carrier. Landlord shall also obtain and maintain "rental value insurance" covering one year's rent (Minimum Rent, real estate taxes, insurance premiums and landscape maintenance charges) payable under this Lease. Tenant covenants and agrees to pay to Landlord, as additional rent hereunder, the amount by which the annual premiums and related fees for the insurance specified in this Paragraph 8.1 exceed the Annual Insurance Base Amount specified in Item 1.9 of the Basic Lease Provisions. Such amount shall be paid by Tenant to Landlord within seven (7) days after receipt by Tenant of Landlord's statement of the cost thereof. In the insurance policy year in which the Lease Term shall commence and in the insurance policy year in which it shall terminate, such insurance premiums and the Annual Insurance Base Amount shall be prorated on a daily basis (using a 365-day year), and Tenant's payment obligations shall be computed accordingly. If Landlord's Lender requires the impounding of insurance premiums on a periodic basis, Tenant shall pay the cost thereof to Landlord on a periodic basis as required by Landlord's Lender. Such insurance shall have attached thereto such form of lender's loss payable endorsement as Landlord's Lender may require.

            8.2 Landlord and Tenant agree that if the building and improvements at any time forming a part of the Premises shall be damaged or destroyed by risks insured against under Paragraph 8.1, or if any of Tenant's machinery, fixtures, furniture, merchandise or other property, real or personal, are damaged or destroyed from any cause covered by a property policy obtained by Tenant, then and to the extent allowable and without invalidating such insurance, and whether or not such damage or destruction was caused by the negligence of the other party, neither party shall have any liability to the other nor to any insurer of the other for or in respect of such damage or destruction. If obtainable, each party shall require all policies of fire or other insurance carried by such party during the Lease Term upon the Premises or contents therein to include a provision whereby the insurer designated therein shall waive its right of subrogation against the other party.

            8.3 During the entire Lease Term, Tenant, at Tenant's sole cost and expense, shall procure and maintain in full force and effect personal injury and property damage liability insurance with a combined single limit of not less than Five Million Dollars ($5,000,000). Such insurance may be evidenced by a Primary Policy or a combination of a Primary Policy and an Umbrella Excess Policy. Tenant's liability insurance shall be primary and any liability insurance maintained by Landlord shall not be contributory. Landlord shall be named as an additional insured in such policies, and a policy endorsement so naming Landlord shall be furnished to Landlord. All such insurance shall insure the performance by Tenant of the indemnity provisions of Article VII of this Lease. The limits of said policies shall not limit the liability of Tenant under this Lease. In the event that either party hereto shall at any time deem the limits of such liability insurance then carried to be insufficient, the parties shall endeavor to agree upon the proper and reasonable limits for such insurance then to be carried. If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance then to be carried shall be determined by an impartial third person knowledgeable of insurance risk matters selected by the parties, or should they be unable to agree upon a selection by an impartial third person such third person shall be chosen by the Presiding Judge of the Superior Court of Los Angeles County upon application by either party made after five (5) days written notice to the other party of the time and place of application. The decision of such impartial third person as to such limits then to be carried shall be binding upon the parties. Such insurance shall be carried with the limits as agreed upon or determined pursuant to this Paragraph until such limits shall again be changed pursuant to the provisions of this Paragraph. The expenses of such determination shall be borne equally between Landlord and Tenant.

            8.4 All of the insurance provided by Tenant under this Article VIII and all renewals thereof shall be issued by such good, responsible and standard companies rated at least A:Class XII in the current edition of Best's Insurance Guide, and authorized to do business in California. The policy or policies of insurance provided for in Paragraph 8.1 hereof shall be payable to Landlord, or jointly to Landlord and Landlord's Lender, and Tenant agrees to endorse any check to the order of Landlord which might be made payable jointly to Landlord and Tenant by the insurance company. Tenant agrees to immediately comply with any request of the insurance carrier providing insurance described in Paragraph
8.1 if the failure to comply therewith will cause cancellation of such insurance. All policies provided by Tenant shall expressly provide that the policy shall not be canceled or altered without thirty (30) days' prior written notice to Landlord. Neither Landlord nor Tenant shall do or permit to be done anything which will invalidate the insurance policies provided for in this
Article VIII. Upon the issuance or renewal of the liability insurance policy described in this Article VIII, or upon commencement of the Lease Term if such policy is then in force or effect, Tenant shall have its insurance carrier furnish Landlord with a Certificate of said insurance. If requested in writing by Landlord, Tenant shall reproduce and forward to Landlord a true copy of any insurance policy described in this Lease and obtained by Tenant. Tenant shall obtain such fire insurance and other insurance on Tenant's machinery, fixtures, furniture and other property, real or personal, as Tenant deems appropriate, and with which Landlord shall not otherwise be concerned.


                                   ARTICLE IX
                             Repairs and Maintenance

            9.1 Landlord shall maintain and repair the foundation, exterior walls and roof of the Premises at its own cost and expense, provided, however, that if any maintenance or repair work for the foundation, exterior walls, exterior paint, roof, asphalt paving and concrete paving of the Premises is required as a result of any negligence or willful misconduct of Tenant or any of Tenant's agents, employees, shippers, customers, invitees or contractors, such work shall be at Tenant's sole cost and expense. Subject to Landlord's obligations as set forth in Paragraph 2.1 above, Tenant shall keep all other portions and components of the Premises, and including all plumbing, HVAC systems, electrical and lighting systems, ceilings, plate glass and skylights in good order, condition and repair during the Lease Term and the Extended Term. Without limiting the generality of the foregoing, Tenant shall perform all maintenance detailed in Paragraph K (mechanical service controls) of the Performance Standards of the Dominguez Technology Center attached hereto as Exhibit A. Tenant shall also maintain any of Tenant's property visible from outside the building in the same condition, with the surfaces thereof painted at such intervals and such colors as Landlord shall approve. Except as provided above, Tenant shall promptly replace any portion of the Premises or system or equipment in the Premises which cannot be fully repaired, regardless of whether the benefit of such replacement extends beyond the Lease Term or any Extended Term. Tenant shall maintain the Premises in an orderly, first-class and fully operative condition. Landlord shall maintain the exterior landscaping for the Premises in accordance with Landlord's then-prevailing landscape maintenance standards, and the amount by which the cost of such landscape maintenance work exceeds the Annual Landscape Base Amount shall be paid by Tenant to Landlord as additional rent. The annual landscape expenses, during the initial lease term, shall not increase by more than a cumulative five percent (5%), compounded annually, over each prior year's actual landscape expense. The starting Annual Landscape Base Amount is Seven Thousand Four Hundred Sixteen and 00/100ths Dollars ($7,416.00). Such payments shall be made by Tenant within ten (10) days following Tenant's receipt of an invoice from Landlord. Except for Landlord's obligations for maintenance and repair of the foundations, exterior walls, exterior paint, roof, asphalt paving and concrete paving of the Premises, Landlord shall have no obligation to repair or maintain the Premises, the improvements or any areas adjacent thereto. Tenant waives the provisions of any law permitting Tenant to make repairs at Landlord's expense.

            9.2 All of Tenant's obligations to maintain and repair shall be accomplished at Tenant's sole expense. If Tenant fails to maintain and repair the Premises, Landlord may, at its election, notify Tenant of Tenant's obligation to undertake such repair and maintenance work. If Tenant fails to commence such work within forty-eight (48) hours of receipt of such notice Landlord may enter the Premises and perform any such work on behalf of Tenant. Notwithstanding the foregoing, no notice to Tenant shall be required in case of emergency, and in the event of an emergency Landlord may enter the Premises and perform such repair and maintenance on behalf of Tenant. In any such case, Tenant shall reimburse Landlord for all costs so incurred immediately upon demand, together with interest thereon at the "Lease Interest Rate" (as defined in Paragraph 26.26, below). Landlord's right to perform maintenance and repair work pursuant to this Paragraph 9.2 shall not be deemed to create any obligation on the part of Landlord to do so, and shall not in any way limit Landlord's remedies under this Lease. Any design or construction work undertaken by or at the direction of Tenant which affects the Premises or any improvements located on the Premises (including, without limitation, any repair work, maintenance work, tenant improvement work or restoration work) shall be performed by duly qualified and properly licensed and insured design professionals or contractors (as the case may be) reasonably satisfactory to Landlord. Tenant shall submit the names of any such design professionals and contractors to Landlord prior to the commencement of any construction work on the Premises. If Landlord, acting reasonably and in good faith, disapproves of any design professional or contractor selected by Tenant, Tenant shall select a new design professional or contractor reasonably satisfactory to Landlord.

            9.3 Upon the expiration or sooner termination of this Lease, Tenant shall surrender the Premises to Landlord, broom clean and in the same condition as received, except for ordinary wear and tear which Tenant is not otherwise obligated to remedy under any provision of this Lease, and except for repair and maintenance items which are the obligation of Landlord pursuant to Paragraph 9.1, above. Any damage to, or deterioration of, the Premises shall be deemed not to be ordinary wear and tear if the same could have been prevented by good maintenance practices. In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the termination of the Lease and to restore the Premises to its prior condition, or Landlord may perform such removals and restorations itself, all at Tenant's expense. Tenant shall have the right to remove any machinery, equipment, racks and other items which constitute the personal property of Tenant and which have not become fixtures or components of the Building. All alterations, additions and improvements which Landlord has not required Tenant to remove or which Tenant has not elected to remove, as provided herein, shall become Landlord's property and shall be surrendered to Landlord upon the expiration or sooner termination of the Lease, except that Tenant may remove any of Tenant's machinery, equipment or racks which can be removed without damage to the Premises. If, whether in violation of this Lease or pursuant to Landlord's permission (which may be granted or withheld in Landlord's sole and absolute discretion), Tenant installs any "Underground Storage Tanks" (as defined herein) on the Premises, Tenant shall, at its sole cost and expense, remove any such Underground Storage Tanks immediately upon the request of Landlord, the expiration or sooner termination of this Lease, or the order of any governmental authority, whichever occurs first. Notwithstanding any provisions of this Lease to the contrary, such Underground Storage Tanks shall at all times be and remain the property of Tenant. As used herein, the term "Underground Storage Tank" means any one or combination of tanks, including all pipes, sumps, valves and other equipment connected thereto, which are used for the storage of petroleum products, hydrocarbon substances or fractions thereof, or other Hazardous Materials, and which are located wholly or partially beneath the surface of the ground. Tenant shall repair, at Tenant's expense, any damage to the Premises caused by the removal of any such machinery or equipment.

            9.4 Tenant shall not, without the prior written approval of Landlord, make any additions, alterations, changes or improvements to the Premises or any portion thereof. Any request for approval of additions, alterations, changes or improvements shall be presented to Landlord in writing, accompanied by detailed drawings and specifications. No addition, alteration, change or improvement shall be made which will weaken the structural strength, lessen the value of, interfere with, or make inoperable any portion of the Premises or the "building service equipment", or change the architectural appearance of the Premises. All approved additions, alterations, changes and improvements shall be made in workmanlike manner, in full compliance with all laws and ordinances applicable thereto. Notwithstanding the foregoing Tenant shall not be required to obtain Landlord's prior consent for any cosmetic alterations to the interior of the Premises (e.g., wall coverings, floor coverings, and interior painting) with a cost of less than Fifteen Thousand Dollars ($15,000), but Tenant shall provide Landlord with at least ten (10) days prior written notice of any such alterations in order to provide Landlord with an opportunity to post and record appropriate notices of non-responsibility. Except for any Underground Storage Tanks, which shall, at all times be and remain the property of Tenant, all such additions, alterations, changes and improvements shall become a part of the Premises, and become the property of Landlord when installed; and, unless Landlord shall require removal thereof as required pursuant to Paragraph 16.2, all such improvements, including all building service equipment improvements (but specifically excluding any Underground Storage Tanks), shall remain in and be surrendered as a part of the Premises upon the expiration or sooner termination of this Lease. Tenant shall furnish Landlord with a set of "as built" drawings which accurately set forth the nature and extent of improvements made by Tenant to the Premises. Tenant and any assignee or sublessee of Tenant shall obtain Landlord's prior written consent before any signs are installed on the Premises. Such signs shall remain the property of Tenant or any assignee or sublessee who installs the same and they shall be removed from the Premises at the expiration or sooner termination of the Lease Term. Any damage arising out of or resulting from the installation, placement or removal of such signs shall be repaired by Tenant at Tenant's sole cost and expense. The term "building service equipment" shall include, without limitation, equipment and property ordinarily necessary or convenient for the operation and utilization of a building, such as heaters, air conditioners, solar panels, power panels, transformers, light fixtures, sprinklers, suspended ceilings, plumbing fixtures, walls, cabinets, shelving affixed to walls in office areas, doors, floor coverings, fixtures, fencing, paging systems, emission or pollution control facilities, security and alarm systems, dock levelers, and utility services such as gas, electricity, water, steam, telephone, sewer and other similar services used in connection with the foregoing items. Building service equipment shall also include any related power installations, plumbing installations, pollution control installations, sprinkler installations, energy conservation installations, and security installations, including wiring, conduits, ducts, lines, pipes and meters for the transportation, distribution, measuring and/or disposal thereof. Building service equipment shall also include installations affixed to the Building which serve machinery and equipment, including, without limitation, air lines, conveyors, crane ways, dust collectors, paint booths, buss ducting, power panels and related power installations.

            9.5 Tenant shall have the right, without Landlord's prior approval, to install within the Premises Tenant's equipment, racks, trade fixtures, furniture and furnishings (hereinafter collectively called "Tenant's Equipment"). Landlord agrees that Tenant shall be permitted to install an emergency generator in the location, and subject to the conditions, qualifications and specifications, detailed in the attached Exhibit F-3. Under no circumstances, however, shall Underground Storage Tanks be installed on the Premises. However, Tenant shall notify Landlord in writing and Tenant shall obtain Landlord's prior written approval before the installation of heavy equipment, or heavy trade fixtures in the Premises, and prior to placing any load on the roof or attaching any load to the walls or the underside of the roof of any building. Tenant shall not install any of Tenant's Equipment in such manner to weaken the structural strength of the improvements on the Premises, interfere with, or make inoperable any portion of the Premises or the building service equipment. If Tenant makes any addition, alteration, change, or improvement to the Premises described in Paragraph 9.4 without Landlord's consent, or if Tenant installs any of Tenant's Equipment in violation of this Paragraph 9.5, then Tenant shall, upon receipt of written notice from Landlord, promptly remove, replace, or otherwise correct such installations in such manner as Landlord shall reasonably require and direct, and Tenant shall reimburse Landlord, on demand and as additional rent, for all architect's, engineer's and legal fees incurred by Landlord in connection with such installations. If Tenant or any person with whom Tenant is engaged in business causes any damage to the Premises or the improvements, structural or otherwise, Tenant assumes all risk of such damage to any improvements and Tenant shall, upon demand, promptly repair all such damage to the reasonable satisfaction of Landlord. Tenant shall promptly repair any damage to the Premises arising from the installation, use, and removal of Tenant's Equipment; and Tenant shall restore the Premises to a clean and orderly condition and appearance, state of repair and operating order with all remaining improvements thereon in a good, safe, fully operable condition and in full compliance with all federal, state and local laws, rules, regulations and ordinances. If Tenant fails to perform any act or obligation required of Tenant under this Paragraph 9.5, Landlord shall have the right, but not the obligation, after ten (10) days' written notice to Tenant specifying the action required by Tenant, to enter upon the Premises and perform such act or obligation. In that event, Tenant agrees to pay Landlord, as additional rent within ten (10) days of receipt of Landlord's invoice, for all costs incurred by Landlord in performing Tenant's act or obligation, plus an overhead allowance of fifteen percent (15%) of such cost.

            9.6 Landlord shall not be obligated to maintain or to make any repairs, replacements, or renewals of any kind, nature or description whatsoever to the Premises or any buildings or improvements thereon, except as specifically provided in Paragraphs 9.1, 12.1, 13.3 and Exhibit A of this Lease.

            9.7 Tenant shall comply with and abide by all federal, state, county, municipal and other governmental statutes, ordinances, laws, and regulations affecting the Premises, the improvements thereon, the business to be conducted therein and thereon by Tenant, or any activity or condition on or in the Premises. Without limiting the generality of the foregoing, Tenant shall comply with all environmental laws and laws relating to "Hazardous Materials" (as defined herein) affecting the Premises, the improvements therein, the business conducted thereon by Tenant, or any activity or condition on or in the Premises. Tenant shall not install, place, construct or maintain any Underground Storage Tanks on the Premises. Any and all Hazardous Materials and their containers which are brought upon the Premises by, at the direction of, or with the consent or approval of Tenant shall, at all times, remain the property of Tenant. Landlord agrees that Tenant shall not be responsible for any costs or expenses relating to remediation of any Hazardous Materials which were located on the Premises prior to the Commencement Date or which migrate onto the Premises from an offsite source which is not caused or contributed to by Tenant ("Pre-existing Condition") and Landlord shall indemnify and hold Tenant harmless from any costs or expenses related to the remediation of any Pre-existing Condition. Tenant warrants that Tenant's business and all activities to be performed by Tenant in, on or about the Premises shall comply with such statutes, ordinances, laws and regulations; and Tenant agrees to change any such activity or install necessary equipment, safety devices, pollution control systems, or other installations at any time during the Lease Term to so comply therewith. Tenant agrees not to commit or permit waste upon the Premises.

            9.8 Tenant agrees that it shall not use the Premises or permit the use of the Premises for any business which requires the use, disposal, release or long-term storage of any Hazardous Materials, but Tenant may, from time to time as is reasonably necessary as an incidental part of Tenant's business as a trans-shipper of goods and merchandise, store (on a short-term basis), and handle (in their original, sealed factory containers), various commercial and consumer products containing Hazardous Materials, so long as such storage and handling is performed in full and strict compliance with all applicable statutes, laws, ordinances, rules and regulations. No Hazardous Materials shall be repackaged, processed, treated or used on the Premises. However, Tenant shall be permitted to use and store on the Premises reasonable quantities of consumer cleaning products and other over-the-counter consumer products as are reasonably necessary to clean and maintain the Premises and propane for material handling equipment. In the event of damaged or leaking product, Tenant shall be permitted and shall use reasonable efforts, to handle or repackage any such product so as to mitigate the consequences of such damage or leakage. Tenant shall obtain, and shall maintain in a separate file, Material Safety Data Sheets for all Hazardous Materials which are used, stored, handled or disposed of by Tenant or any of Tenant's employees, agents, contractors or invitees on the Premises. Should Landlord so request, true and correct copies of all such Material Safety Data Sheets shall be provided to Landlord at the expiration or sooner termination of the Lease Term, and at such other times as Landlord may reasonably request. If Tenant breaches the obligations stated in the preceding sentence, or if any Hazardous Material used on the Premises during the Lease Term results in contamination of the Premises or any adjacent property, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises and/or adjacent property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises and/or adjacent property, damages arising from any adverse impact on marketing of the Premises and/or adjacent property, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease Term or any Extended Term as a result of Hazardous Material so used. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises and/or adjacent property. Without limiting the foregoing, if any Hazardous Material is used on the Premises during the Lease Term and results in any contamination of the Premises and/or adjacent property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises and/or adjacent property to the condition existing prior to the use of any such Hazardous Material on the Premises and/or adjacent property; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or adjacent property. As used herein, the term "Hazardous Material" means any petroleum products or other hydrocarbon substances (and fractions thereof) and any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. Upon expiration or earlier termination of this Lease, Tenant shall duly execute and deliver to Landlord a certificate (the "Hazardous Material Certificate") in the form of Exhibit D attached hereto, and, if requested by Landlord, Tenant shall cause a properly licensed and qualified environmental consultant reasonably acceptable to Landlord to conduct an environmental audit of the Premises, and to deliver a copy of the completed environmental audit to Landlord. The scope and detail of such environmental audit shall be reasonably determined by Landlord based on all relevant facts and circumstances then existing. If any environmental audit recommends or suggests that additional testing be conducted, Landlord may require that such additional testing be conducted, at Tenant's expense. In the event Tenant shall fail to so deliver the Hazardous Material Certificate or to conduct such an environmental audit, such failure shall, without further notice or the passage of time constitute a default under the Lease and, without in any way limiting or impairing Landlord's remedies against Tenant, shall entitle Landlord to retain the entire security deposit held by Landlord to be applied toward payment of the cost of assessing the presence of Hazardous Material on the Premises and/or adjacent property, and toward payment of all loss, cost, liability, damage and expense of Landlord arising as a result of any such contamination and toward such other costs and expenses of Landlord as Landlord may designate in its sole discretion. If, at any time during the Lease Term or upon the termination or earlier expiration of the Lease, Landlord reasonably believes that the Premises or any adjacent property has been contaminated as a result of Hazardous Materials which were used on or about the Premises during the Lease Term, Landlord may require Tenant, at Tenant's sole cost and expense, to conduct an environmental audit (in accordance with the above described criteria) to evaluate the presence of any Hazardous Materials on the Premises and to cleanup, remediate, and otherwise mitigate the effects of the presence of any such Hazardous Materials on the Premises, or Landlord may, if it so elects, undertake such an environmental audit and any such cleanup, remediation or mitigation work on behalf of Tenant, at Tenant's sole cost and expense. In any event, any such environmental audit and any cleanup, remediation or mitigation work shall be performed by qualified environmental professionals acceptable to Landlord. Nothing contained herein shall be deemed or construed to limit the liability of Tenant to Landlord hereunder for the breach of any covenant of Tenant under this Paragraph 9.8. The provisions of this Paragraph 9.8 shall survive the expiration or earlier termination of this Lease and Tenant's surrender of the Premises to Landlord.

            9.9 On or before the fifteenth (15th) day of each calendar year during the Lease Term (the "Disclosure Dates"), Tenant shall disclose to Landlord in writing the common and chemical names and the quantities of all Hazardous Materials which were stored, used or disposed of on the Premises during the preceding calendar year. Tenant shall immediately notify Landlord of Tenant's receipt of any notice, citation or other communication received by Tenant relating to the presence, storage, use or release of any Hazardous Materials in, on or about the Premises.

            9.10 Landlord shall have the right, but not the duty, to inspect the Premises at any time to determine whether Tenant is complying with the requirements of this Lease. If Tenant is not in compliance with the requirements of the provisions of this Lease relating to Hazardous Materials, Landlord shall have the right, but not the obligation, to immediately enter upon the Premises to remedy any condition caused by Tenant's failure to comply with the requirements of this Lease. Landlord shall use reasonable efforts to minimize interference with Tenant's business as a result of any such entry by Landlord but shall not be liable for any interference caused thereby.

            9.11 Any failure of Tenant to comply with the provisions of Paragraphs 9.7, 9.8 and 9.9 of this Lease shall be a material default under this Lease, enabling Landlord to exercise any of the remedies set forth in this Lease.


                                    ARTICLE X
                       Inspection of Premises by Landlord

            10.1 Tenant agrees that Landlord and the authorized representatives of Landlord shall have the right to enter the Premises at all reasonable times during usual business hours, or at any time in the case of an emergency, for the purpose of (a) inspecting same; and (b) making such repairs or reconstruction to the Premises required by or permitted to be made by Landlord, and (c) performing any work therein that may be necessary by reason of Tenant's default under the provisions of this Lease. Nothing herein shall imply any duty of Landlord to do any work which, under the provisions of this Lease, Tenant is required to perform and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord may, during the progress of any work on the Premises, keep and store upon the parking area of or within the Premises, all necessary materials, tools and equipment. Landlord shall not in any event be liable for any inconvenience, annoyance, disturbance, loss of business, or other damage sustained by Tenant while making such repairs or the performance of any such work on the Premises, or on account of bringing materials, supplies and equipment into or through the Premises during the course thereof. In the event Landlord makes any repairs or maintenance which Tenant has failed to do or perform, the cost thereof plus an overhead allowance of fifteen percent (15%) of such cost shall constitute additional rent and shall be paid to Landlord within ten (10) days of receipt of Landlord's invoice.

            10.2 Landlord is hereby given the right during usual business hours to enter the Premises and to exhibit the same for purposes of sale or mortgage, and during the last six (6) months of the Lease Term to exhibit the same to any prospective tenant.


                                   ARTICLE XI
                                Mechanics' Liens

            11.1 Tenant covenants and agrees to keep all of the Premises and every part thereof and all buildings and other improvements thereon free and clear of and from any and all mechanics', materialmen's and other liens for work or labor done, services performed, materials, appliances, transportation or power contributed, used or furnished or to be used in or about the Premises for or in connection with any operations of Tenant, any alterations, improvements, repairs or additions, which Tenant may make or permit or cause to be made, or any work or construction by, for or permitted by Tenant on or about the Premises; and at all times Tenant shall promptly and fully pay and discharge any and all claims upon which any such lien may or could be based; and Tenant shall save and hold Landlord and all of the Premises free and harmless of and from any and all such liens and claims of liens and suits or other proceedings pertaining thereto. Tenant, or any subtenant, assignee or other occupant of the Premises covenants and agrees to give Landlord written notice not less than ten (10) days in advance of the commencement of any construction, alteration, addition, improvements or repair to the Premises in order that Landlord may post an appropriate notice of Landlord's non-responsibility.

            11.2 No mechanics' or materialmen's liens or mortgages, deeds of trust, or other liens of any character whatsoever created or suffered by Tenant shall in any way or to any extent affect the interest or rights of Landlord in any buildings or other improvements on the Premises, or attach to or affect Landlord's title to or rights in the Premises.

            11.3 Tenant shall have the right to contest any mechanic's lien or other lien claim filed against the Premises provided that Tenant gives Landlord written notice of such contest, Tenant diligently prosecutes such contest, at all times effectually stays or prevents any official or judicial sale of the Premises under execution or otherwise, and pays or otherwise satisfies any final judgment adjudging or enforcing such contested lien and thereafter procures record satisfaction or release thereof. If requested in writing by Landlord, Tenant shall furnish to Landlord a surety bond issued by a surety company acceptable to Landlord in an amount not less than one and one-half times the amount of any such mechanic's lien or other lien claim filed against the Premises.


                                   ARTICLE XII
                        Damage or Destruction of Premises

            12.1 In the event the buildings or other structures on the Premises are damaged or destroyed, Landlord shall repair and restore such improvements then owned by Landlord to their condition prior to said damage or destruction, and this Lease shall continue in full force and effect. The proceeds of insurance maintained pursuant to Paragraph 8.1 which are paid to Landlord shall be utilized by Landlord to defray the cost and expense of repairing and rebuilding the Premises. If insurance proceeds are insufficient, or if insurance proceeds are not available to cover the cost and expense of repair or rebuilding, or if insurance proceeds due Landlord are not paid to Landlord by the time of repair and rebuilding of the Premises commences, and the damage or destruction resulted from the fault of Tenant, then in any of those events Tenant agrees to pay to Landlord, as additional rent, the amount required to pay for such repair and rebuilding as the cost thereof is incurred by Landlord. If insurance proceeds are thereafter paid to Landlord which cover repair and rebuilding expenses funded by Tenant, Landlord agrees to repay Tenant for such expenses. Landlord agrees to use reasonable and diligent efforts to recover all insurance proceeds due under insurance policies maintained pursuant to Paragraph
8.1 of this Lease. In the event the Building is damaged or destroyed, and the cost of repairing such damage or destruction is not fully covered by insurance policies carried by Landlord (an "Uninsured Loss"), Landlord shall have the right to terminate this Lease upon thirty (30) days written notice to Tenant. However, Tenant may prevent termination of the Lease pursuant to this Paragraph
12.1 by paying the cost of the Uninsured Loss.

            12.2 In the event Tenant is unable to use the Premises or a portion of the Premises as a result of any damage or destruction, the Minimum Rent payable by Tenant pursuant to the provisions of Paragraph 4.1 shall abate, in the proportion that the part of the Premises rendered unusable to Tenant bears to the whole thereof, from the date of the damage or destruction through the time required by Landlord to repair and rebuild the Premises. Except for abatement of such Minimum Rent, if any, Tenant shall have no claim against Landlord by reason of any damage, destruction, repair or rebuilding of the Premises.

            12.3 Upon the occurrence of any damage or destruction to the Building, Landlord shall, within thirty (30) days following the date of occurrence of such damage or destruction, provide to Tenant a written notice of Landlord's reasonable and good faith estimate of the time required to complete the repair and restoration ("Landlord's Time Estimate"). If Landlord reasonably estimates that such repair and restoration will take more than nine (9) months to complete (measured from the date the necessary building permits for the restoration work are issued) either Landlord or Tenant may elect to terminate this Lease (effective as of the date of such damage or destruction) upon written notice to the other, which notice shall be given, if at all, within fifteen (15) days following the date of Tenant's receipt of Landlord's Time Estimate. Landlord's Time Estimate shall be supported by a certification letter addressed to both Landlord and Tenant from a properly licensed and qualified general contractor selected by Landlord, stating the opinion of such contractor as to the number of days necessary to complete the repair and restoration of the Building. Landlord agrees that it shall use diligent efforts to obtain the necessary building permits at the earliest possible date. Landlord also agrees that it shall use diligent efforts to identify and offer for lease to Tenant temporary space located within Landlord's Carson portfolio for Tenant to occupy during the repair and restoration of the Building. Once such notice has been delivered and the fifteen (15) day response period has expired, neither party shall have the right to terminate this Lease as a result of the occurrence of such damage or destruction, regardless of the actual time necessary to complete such repair and restoration work. Landlord agrees that it shall use its reasonable efforts to complete the restoration work in a timely manner.

            12.4 If the Premises are damaged or destroyed, either partially or totally, during the last year of the Lease Term, Landlord may at Landlord's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage.

            12.5 Tenant waives the provisions of any statutes which relate to termination of leases when the Premises are destroyed; and Tenant agrees that such event shall be governed by the terms of this Lease and not by any such statute.

                                  ARTICLE XIII
                                  Condemnation

            13.1 If title to all or any portion of the Premises shall be taken by any public or quasi-public use or authority under any statute or by right of eminent domain, or by private purchase in lieu thereof, then the rights of the parties to share in the condemnation award or purchase price thereby resulting shall be governed by the provisions of this Article XIII.

            13.2 Should all or such portion of the Premises be taken in such a manner as to materially interfere with Tenant's use and occupancy thereof, then this Lease shall terminate as of the date that possession of said Premises or part thereof shall be taken. Landlord shall be entitled to (a) any amount paid for the taking of Landlord's fee interest in the Premises, (b) any severance damages included in the award, (c) any amount paid for the taking of the Premises except that paid for any improvements made to the Premises by Tenant which remain the property of Tenant, and (d) any amount which represents the present worth of rent payments to be made in the future under the provisions of this Lease; and none of Landlord's interests in the above shall be subject to any diminution or apportionment whatsoever. Tenant shall be entitled to compensation paid under condemnation for the taking of any improvements made to the Premises by Tenant which remain the property of Tenant.

            13.3 In the event of a partial taking of the Premises which does not materially interfere with Tenant's continued use and occupancy of the Premises and there remains sufficient of the Premises for the continued use of Tenant, as reasonably determined by Tenant, then this Lease shall terminate only as to the part so taken, as of the date that possession of such part of the Premises is taken, and the Minimum Rent herein provided for shall be reduced in proportion as the square footage of building floor area taken bears to the total building floor area existing before such taking. In the event of a partial taking, Landlord agrees to replace or repair the building facility constituting a portion of the Premises to its condition as existed when the Lease Term commenced, and without regard to improvements made by Tenant, by reinstalling plumbing, electrical, wiring, walls and paving, if necessary, so that said building facility shall be completely operable and an integral whole, but at a cost to Landlord not to exceed the condemnation award received by Landlord. In the event of such partial taking, Landlord shall be entitled to receive all amounts described in the second sentence of Paragraph 13.2; and none of Landlord's interest in the above shall be subject to any diminution or apportionment whatsoever. Tenant shall be entitled to compensation paid under condemnation for the taking of any improvements made to the Premises by Tenant which remain the property of Tenant.

            13.4 Landlord and Tenant agree to execute all documents and assignments necessary to carry out this Article XIII in the event of condemnation or purchase in lieu thereof.


                                   ARTICLE XIV
                          Use Of Premises - Assignments

            14.1 Tenant shall have the right to use the Premises for warehousing and general office purposes in compliance with all applicable laws and regulations, including, without limitation, environmental laws and laws relating to Hazardous Materials; and Tenant agrees such use shall comply with all applicable laws and regulations in effect when this Lease Term commences and as may be amended or newly enacted during the Lease Term. Tenant shall not use the Premises for the retail sale of property or for any other use not specifically permitted pursuant to this Paragraph 14.1. Tenant shall not conduct nor permit to be conducted any auction or auction sale at the Premises. Tenant's use of the Premises is subject to limitations imposed by the Dominguez Technology Center Performance Standards and the limitations contained in this Lease. Tenant covenants and agrees that it shall not permit any of its employees, agents, contractors, vendors or shippers to park trucks, automobiles, trailers or other vehicles on any of the public streets in the general vicinity of the Premises or the industrial or business park in which the Premises are located. Any violation of this restriction shall constitute a default under this Lease.

            14.2 Tenant shall not assign, sublet or otherwise transfer this Lease, or Tenant's interest in and to the Premises, nor enter into any license or concession agreements with respect thereto, without first procuring the written consent of Landlord. Any such attempted or purported assignment, subletting, transfer or license or concession agreement (collectively "Transfer") without Landlord's prior written consent shall be void and of no force and effect, and shall not confer any interest or estate in the purported transferee (the "Transferee") and shall, at Landlord's option, constitute an incurable default under this Lease. Tenant shall have no right to mortgage, hypothecate or otherwise encumber its leasehold estate in the Premises or its rights under this Lease, and Landlord and Tenant specifically agree that any such mortgage, hypothecation or encumbrance by Tenant is strictly and absolutely prohibited. If Tenant is a corporation, unincorporated association, trust or partnership, the sale, assignment, transfer or hypothecation of any stock or other ownership interest of such entity which from time to time in the aggregate exceeds twenty-five percent (25%) shall be deemed an assignment subject to the provisions of this Article XIV, but a public offering of Tenant's stock, or the sale of Tenant's stock on a recognized stock exchange shall not be deemed a "Transfer" requiring Landlord's consent. Landlord agrees that, in the event of a proposed Transfer to an "Affiliate" (as defined herein), Landlord will not withhold its consent to such Transfer so long as (i) such Affiliate's use of the Premises is in conformance with Paragraph 14.1; (ii) such Affiliate's use of the Premises will not result in any material increase in the potential risk to Landlord arising out of or relating to Hazardous Materials; and (iii) such Transfer will not cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Internal Revenue Code. As used herein, the term "Affiliate" shall mean any corporation for which fifty percent (50%) or more of the voting stock (i) is owned by Tenant; or (ii) is owned, directly or indirectly, by a corporation owning more than fifty percent of the voting stock of Tenant. Any transfer of stock or other ownership interest of Tenant which is made with the purpose or which has the practical effect of circumventing the Transfer restrictions imposed under this Article XIV shall be deemed to be a Transfer requiring Landlord's consent. The consent of Landlord required hereunder shall not be unreasonably withheld; however, a condition precedent to any consent to a Transfer shall be Tenant's agreement to pay to Landlord as rent any costs and expenses incurred by Landlord for review and consultation by Landlord's legal counsel, securing credit reports, administrative overhead and the like. Notwithstanding the foregoing, Landlord and Tenant agree that, in determining whether to reasonably consent to a proposed transfer, (i) it shall not be unreasonable for Landlord to withhold its consent to any Transfer if a proposed Transferee's anticipated or proposed use of the Premises involves the generation, storage, use, treatment or disposal of any Hazardous Material; and
(ii) that Landlord may consider, among other things, any or all of the following factors:

                  14.2.1 The reputation of the Transferee (including any principals, partners or shareholders of such assignee, subtenant to Transferee), including, without limitation, the Transferee's reputation for dishonesty, criminal conduct or unethical business practices;

                  14.2.2 The financial capacity of the proposed Transferee to perform its obligations under this Lease;

                  14.2.3 Whether the business experience and quality of business operations of the proposed Transferee is comparable to that of Tenant;

                  14.2.4 The credit history of the proposed Transferee;

                  14.2.5 The intended use of the Premises by the proposed Transferee, and Landlord's assessment of the impact of such use upon the Premises and neighboring properties;

                  14.2.6 Whether the proposed Transferee's use of the Premises will involve the generation, storage, use, treatment or disposal of any Hazardous Materials, or will in any way increase any potential risk or liability to Landlord arising out of or relating to Hazardous Materials.

            14.3 Notwithstanding any permitted Transfer, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of rent and for compliance with all obligations under the terms, provisions and covenants of this Lease. All Transfer agreements shall expressly provide that, in the event of a default by Tenant under this Lease, the Transferee covenants and agrees with Landlord, contemporaneously with receipt of written notice from Landlord that Tenant is in default of this Lease, and for so long as such default continues, but not for a period of time in excess of the term of the Transfer, to accept Landlord as Landlord of Transferee, to attorn to Landlord as Landlord, to thereafter perform all duties and responsibilities under the Transfer agreement directly to Landlord for Landlord's sole benefit, and to cure any default of Tenant under this Lease. Upon the occurrence of any default by Tenant, if the Premises or any part thereof are then sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such subtenant all rents becoming due to Tenant under such sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease. Any sale, assignment, transfer or hypothecation of Tenant's interest under this Lease, and any proposed subletting or occupancy of the Premises not in compliance with this Article XIV shall be void and shall, at the option of Landlord exercisable by notice to Tenant, terminate this Lease.

            14.4 Should Tenant desire to make a Transfer of the Premises, Tenant shall give not less than ninety (90) days' prior written notice thereof to Landlord setting forth the name of the proposed Transferee, the term, use, rental rate and other relevant particulars of the proposed Transfer, including, without limitation, evidence satisfactory to Landlord that the proposed Transferee will not use, store or dispose of any Hazardous Materials in or on the Premises, and that the proposed Transferee will immediately occupy and thereafter use the Premises for the entire term of the Lease or the sublease (as the case may be). Such notice shall be accompanied, in the case of a sublease, by a copy of the proposed sublease, and in the case of any Transfer, any documents or financial information Landlord may require in order to make a determination as to the suitability of the Transferee.

            14.5 Landlord shall have the right to condition its consent to any subletting or assignment upon payment by Tenant to Landlord of fifty percent (50%) of all "Transfer Consideration" (as defined herein) received or to be received, directly or indirectly, by Tenant on account of such subletting or assignment. For the mutual benefit of Landlord and Tenant, Tenant shall secure Transfer Consideration from any such assignee, sublessee or transferee which is generally equivalent to then-current market rent, but in no event shall Tenant's monetary obligations to Landlord, as set forth in this Lease, be reduced. Such Transfer Consideration shall be paid to Landlord at the same time or times as the same is paid to or used by Tenant. "Transfer Consideration" shall mean (i) in the case of a sublease, any consideration paid or given, directly or indirectly, by the sublessee to Tenant pursuant to the sublease for the use of the Premises, or any portion thereof, over and above the rent, however denominated, in this Lease, payable by Tenant to Landlord for the use of the Premises (or portion thereof), prorating as appropriate the amount payable by Tenant to Landlord under this Lease if less than all of the Premises is sublet, and (ii) in the case of an assignment, the gross amount of any consideration paid or given, directly or indirectly, by the assignee to Tenant in exchange for entering into the assignment. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not (i) sublet or assign the Premises or this

Lease on any basis such that the rent or other amounts to be paid by the sublessee or assignee thereunder would be based, in the whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (ii) furnish or render any services to the sublessee or assignee or operate the Premises so subleased or assigned; (iii) sublet or assign the Premises or this Lease to any person that Tenant or Landlord owns, directly or indirectly (by applying the constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code [the "Code"]), provided, however, that the restriction contained in this item (iii) shall not apply to an assignment of this Lease to an Affiliate of Tenant if no Transfer Consideration arises and if Landlord does not own, directly or indirectly (as described above), an interest in such assignee; (iv) sublet or assign less than substantially all of the Premises or this Lease pursuant to a sublease or assignment under which Transfer Consideration is paid; or (v) sublet or assign the Premises or this Lease in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in
Section 856(c)(2) of the Code.

            14.6 In addition to Landlord's right of approval pursuant to Paragraph 14.2, above, and Landlord's right to share in Transfer Consideration pursuant to Paragraph 14.5, above, Landlord shall have the option, in the event of any proposed Transfer, to cancel this Lease as to the affected portion of the Premises as of the effective date of the Transfer set forth in Tenant's notice. The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within sixty (60) days following Landlord's receipt of Tenant's written request. Upon any such cancellation, Tenant shall pay to Landlord all amounts, as estimated by Landlord, payable by Tenant to such termination date with respect to that portion of any obligations, costs or charges which are the responsibility of Tenant under this Lease and allocable to the affected portion of the Premises. Further, upon any such cancellation Landlord and Tenant shall have no further obligations or liabilities to each other with respect to the affected portion of the Premises, except with respect to obligations or liabilities which have accrued as of such cancellation date (in the same manner as if such cancellation date were the date originally fixed for the expiration of the Lease Term, or Extended Term, as the case may be). Without limitation, Landlord may lease the affected portion of the Premises to the prospective Transferee, without liability to the Tenant. Landlord's failure to exercise said cancellation right as herein provided shall not be construed as Landlord's consent to the proposed Transfer.

            14.7 Tenant shall in no event assign less than its entire interest in this Lease. This Lease shall not be assignable by operation of law, except that if Tenant is a natural person, this Lease shall be binding upon and inure to the benefit of the estate of Tenant.

            14.8 If this Lease is assigned to any person or entity pursuant to the provisions of the "Revised Bankruptcy Act" (Title 11 of the United States Code; 11 U.S.C. ss.101 et seq.), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Revised Bankruptcy Act. Any and all monies or other considerations constituting Landlord's property under this Article XIV not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Revised Bankruptcy Act shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment.

            14.9 Landlord shall have the right to sell, transfer, delegate or assign any of its rights or obligations under this Lease.


                                   ARTICLE XV
                                Event of Default

            15.1  Tenant shall be in default under this Lease if:

                  15.1.1 Tenant shall fail to make any payment of Minimum Rent, any additional rent payable hereunder, or any other monetary obligation required of Tenant under this Lease (including, without limitation, restoration of any security deposit as required under this Lease) and such failure shall continue for three (3) days after Tenant's receipt of written notice from Landlord that said rent or monetary obligation is due and payable as provided in this Lease; or

                  15.1.2 Tenant shall neglect or fail to perform or observe any of the covenants herein contained on Tenant's part to be performed or observed, and Tenant shall fail to remedy the same within thirty (30) days after Landlord shall have given to Tenant written notice specifying such neglect or failure; or

                  15.1.3 Tenant shall abandon the Premises and such abandonment shall continue for a period of fourteen (14) consecutive days during which Minimum Rent for the Premises has remained unpaid; or

                  15.1.4 Tenant repeatedly fails to comply with the restrictions contained in Paragraph 14.1 of this Lease prohibiting on-street parking.

            15.2 In the event of any default by Tenant, and without any further notice or demand, Landlord shall have the right at Landlord's election, then or at any time thereafter, to:

                  15.2.1 Terminate this Lease, which shall terminate Tenant's right to the use, occupancy and possession of the Premises, and Tenant shall immediately surrender possession of the Premises to Landlord; or

                  15.2.2 Re-enter and take possession of the Premises or any part thereof as provided by law, in which event this Lease shall terminate effective when Landlord takes possession; or

                  15.2.3 Continue this Lease in effect and enforce any or all rights and remedies of Landlord under this Lease, including the right to recover Minimum Rent, additional rent and charges equivalent to rent (sometimes collectively referred to herein as "rent") as they become due under this Lease, for so long as Landlord does not terminate Tenant's right to possession of the Premises; or

                  15.2.4 Seek any legal or equitable relief permitted by law.

            15.3 If Landlord terminates this Lease as provided in subparagraphs
15.2.1 or 15.2.2 hereof, Landlord shall have the right to recover from Tenant:

                  15.3.1 The worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of this Lease; and

                  15.3.2 The worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; and

                  15.3.3 The worth, at the time of the award, of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; and

                  15.3.4 Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's breach or which in the ordinary course of things would be likely to result therefrom; such as, the cost of recovering possession of the Premises, expenses of reletting including attorney's fees and any real estate commissions paid or payable, necessary repair, restoration, renovation, or alteration of the Premises, and care and safekeeping of the Premises.

"The worth, at the time of the award," as used in subparagraphs 15.3.1 and
15.3.2 of this paragraph, is to be computed by allowing interest at the Lease Interest Rate in effect when each installment of rent referred to in said subparagraphs became payable. "The worth, at the time of the award," as referred to in subparagraph 15.3.3 of this paragraph, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

            15.4 If Tenant shall breach this Lease and abandon the Premises, this Lease shall continue in full force and effect for so long as Landlord does not terminate Tenant's right to possession of the Premises, and Landlord may enforce all of its rights and remedies under this Lease, including but not limited to the right to recover rent and charges equivalent to rent as they become due under this Lease. For the purposes of this Paragraph 15.4 and Paragraph 15.2, the following acts by Landlord shall not constitute a termination of Tenant's right to possession of the Premises: (i) maintenance or preservation of the Premises, (ii) efforts to relet the Premises, or (iii) the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under the Lease.

            15.5 In the event Landlord re-enters and takes possession of the Premises, Landlord may at Landlord's option require Tenant to remove from the Premises any of Tenant's property located therein. If Tenant fails to do so, Landlord shall not be responsible for the care or safekeeping thereof and may remove any of the same from the Premises and place the same in storage in a public warehouse at the cost, expense and risk of Tenant with authority to the warehouseman to sell the same in the event that Tenant shall fail to pay the costs of transportation and storage, all in accordance with the rules and regulations applicable to the operation of a public warehouseman's business. Any refusal by a public warehouseman to accept personal property located in the Premises upon such condition shall be conclusive evidence that the same is of no substantial value, and shall be an unconditional warrant to Landlord for disposing of the same in any manner Landlord may see fit, and without accountability for any alleged value thereof. In addition, Landlord may, at Landlord's election, dispose of said property pursuant to the provisions of Sections 1980 through 1991 of the California Civil Code. In any and all such cases of re-entry, Landlord may make any repairs in, to or upon the Premises which may be necessary, desirable or convenient, and Tenant hereby waives any and all claims for damages which may be caused or occasioned by such reentry or any of the aforesaid acts of Landlord or by reason of any loss or destruction or damage to any property in or about the Premises or any part thereof.

            15.6 Tenant further covenants and agrees that if Landlord fails or neglects for any reason to take advantage of any of the terms hereof provided for the termination of this Lease or for the termination or forfeiture of the estate hereby leased, or if Landlord, having the right to declare this Lease terminated or the estate hereby leased terminated or forfeited, shall fail so to do, any such failure or neglect of Landlord shall not be or be deemed or be construed to be a waiver of any provisions for the termination of this Lease continuing to exist or for the termination or forfeiture of the estate hereby leased subsequently arising, or as a waiver of any of the covenants, terms or conditions of this Lease or of the prompt performance thereof by Tenant. None of the covenants, terms or conditions of this Lease can be waived by conduct of the parties or by estoppel; any claim or waiver must be in writing and signed by the party entitled to the benefit thereof.

                                   ARTICLE XVI
                              Surrender of Premises

            16.1 Upon any termination of this Lease, whether by lapse of time, cancellation pursuant to an election provided for herein, forfeiture, or otherwise, Tenant shall immediately surrender possession of the Premises and all buildings and improvements on the same (excepting those improvements which Landlord shall have required Tenant to remove therefrom pursuant to Paragraph
9.3 hereof) to Landlord in a clean and orderly condition and appearance, state of repair and operating order, and with all such improvements thereon in a good, safe, fully operable condition, and in full compliance with all Federal, State and local laws, rules, regulations and ordinances (including, without limitation, any laws, rules, regulations and ordinances relating to Hazardous Materials) and each provision of this Lease, including without limitation the provisions of Article IX hereof. If possession is not immediately surrendered, Landlord may, with process of law, enter the Premises and repossess the same and expel Tenant or any subtenant or occupant therefrom. Landlord shall hold the Premises after any such re-entry free of any right, privilege or estate of Tenant and without any duty or obligation to Tenant in respect of any subsequent reletting or disposition of the Premises. If Tenant's business operations on the Premises or uses of the Premises involve any generation, storage, use, treatment or disposal of any Hazardous Material, Tenant shall be responsible for removing any such Hazardous Materials from the Premises and for decontaminating the Premises and any neighboring properties affected by such Hazardous Materials.

            16.2 Upon the termination of this Lease, Tenant, if not in default hereunder at the time, shall have the right to remove, and if directed so to do by Landlord shall remove, from the Premises, all of Tenant's machinery, equipment (excluding building service equipment), trade fixtures, signs, furniture, furnishings, supplies and inventory then installed or in place in, on or about the Premises. Except as hereinafter expressly set forth, such removal shall be completed prior to the expiration or earlier termination of this Lease; provided, however, if Tenant is in default of this Lease at such time, then Tenant may not remove the foregoing items of property from the Premises; and Landlord shall have a lien thereon as security against loss or damage resulting from Tenant's default. Tenant shall make all repairs to the Premises required because of such removal and Tenant shall restore the Premises to their condition as existed when the Lease Term commenced. If this Lease shall terminate at any time other than the time herein fixed as the expiration of the Lease Term, and occurring not due to a default by Tenant, then Tenant, if not in default hereunder at the time, shall have a reasonable time thereafter to effect the removal of the foregoing items, not to exceed thirty (30) days. Tenant shall pay Minimum Rent and items designated in this Lease as additional rent to Landlord on a per diem basis during the time such removal is taking place.

            16.3 If any of Tenant's machinery, equipment, trade fixtures, signs, furniture, furnishings, supplies and inventory remain on the Premises after the end of the term hereof or time allowed to remove the same, such property shall be deemed abandoned by Tenant and it shall become the property of Landlord without any claim therein of Tenant should Landlord so elect.

            16.4 Upon termination of this Lease, Tenant shall surrender the Premises in a "broom-clean" condition, with all refuse and debris removed therefrom, and with all electrical, plumbing, heating and air conditioning installations in a good, safe and fully operable condition, and prior to such termination, Tenant shall fill or repair any holes or openings made by Tenant in the walls, roof or floor of the building, remove any protuberance, and perform any maintenance or repairs required of Tenant by this Lease. Nothing contained in this Paragraph 16.4 shall be deemed to limit Tenant's repair and maintenance obligations pursuant to Article IX of this Lease. If directed so to do by Landlord, Tenant shall also remove any improvements, additions or alterations made to the Premises by Tenant and thereafter restore the Premises to their original condition, even though such improvements by the terms of this Lease become a part of the Premises and the property of Landlord.


                                  ARTICLE XVII
                           Delays - Extensions of Time

            17.1 The time within which Landlord or Tenant is obligated herein to construct, repair or rebuild any building, improvement or other structure shall be extended and the performance excused when the delay is occasioned by the other party (such as failure to promptly give required approvals, or installation of machinery and equipment during construction which interferes with or delays the contractor); or by strikes, threats of strikes or lockouts; blackouts, war, threats of war, bombing, insurrection, riot or invasion; acts of God, calamities, civil commotions, violent action of the elements or fire; action, inaction or delayed action of any governmental agency; regulations or laws of any national, state or local governmental authority; unavailability of materials at reasonable prices, delays in delivery of materials by suppliers or weather conditions which impair or delay construction; or other matters or things, whether similar or dissimilar to the foregoing, beyond the reasonable control of the obligated party. Delayed action by a governmental agency shall be deemed to occur if a grading and foundation only permit is not issued within twenty-one (21) days after drawings and specifications for such permit are filed for plan check with the appropriate governmental agency, or if a building permit is not issued within forty-five (45) days after drawings, specifications, and engineering calculations for such permit are filed for plan check with such governmental agency.


                                  ARTICLE XVIII
                                 Attorneys' Fees

            18.1 In the event that either Landlord or Tenant brings any action or proceeding against the other for possession of the Premises or for the recovery of any sum due hereunder, or because of the breach of any covenant, condition or provision hereof, or for any other relief against the other, declaratory or otherwise, including appeals therefrom, and whether being an action based upon a tort or contract, then the prevailing party to this Lease in any such proceeding shall be paid attorneys' fees and costs of such action or proceeding which shall be enforceable whether or not such action or proceeding, is prosecuted to final judgment, and including an allowance for attorneys' fees for appeals and rehearings. In addition to the foregoing award of attorneys' fees to the prevailing party, the prevailing party in any such lawsuit shall be entitled to its attorneys' fees incurred in any post-judgment proceedings to collect or enforce the judgment. This provision is separate and several and shall survive the merger of this Lease into any judgment on this Lease. Should Landlord be made a party to any suit or proceeding brought by a third party, arising by reason of Tenant's use or occupancy of the Premises and not being a dispute essentially between Landlord and Tenant, then Tenant shall defend Tenant and Landlord therein, at Tenant's sole cost and expense, and shall hold Landlord free and harmless from any claim, loss, liability, duty or obligation therein, including any attorneys' fees of Landlord. As used here, the term "attorneys' fees" means the full costs of legal services performed in connection with the matters involved, calculated on the basis of usual fees charged by an attorney performing those services, and not limited to "reasonable attorneys' fees" as defined in any statute or rule of the court.


                                   ARTICLE XIX
                               Statement of Lease

            19.1 Tenant shall, at any time and from time to time during the Lease Term (or any Extended Term), upon not less than five (5) days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord a written certificate substantially in the form attached hereto as Exhibit E, certifying: (i) that this Lease represents the entire agreement between Landlord and Tenant, and is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); (ii) the dates to which Minimum Rent and other charges or additional rent have been paid in advance, if any; (iii) the Commencement Date and Termination Date of the Lease Term; (iv) whether Tenant has assigned, subleased or otherwise transferred the Premises, this Lease or any interest of Tenant therein; (v) the then-current amount of Minimum Rent and any Security Deposit paid by Tenant to Landlord under this Lease; (vi) the date upon which, and the amount or method by which, Minimum Rent, additional rent or other charges payable under this Lease will next be adjusted or increased (if at all);
(vii) that there are no options to extend the term of this Lease, or if any such options exist, describing any such options and stating the terms and conditions upon which any such options may be exercised; (viii) that there are no rights of first refusal to purchase the Premises or lease additional space contiguous to the Premises, or if any such rights of first refusal exist, stating the terms and conditions upon which the same may be exercised; (ix) that to the best knowledge of Tenant there are not any uncured defaults on the part of Landlord under this Lease, and that Tenant has no right of offset, counterclaim or deduction against Minimum Rent or other payment obligations of Tenant under this Lease, or specifying such defaults if any are claimed together with the amount of any offset, counterclaim or deduction alleged by Tenant; and (x) that Landlord has fully performed each and all of its construction, repair and maintenance obligations (if any), as required under this Lease, except as may be specifically set forth in said statement (if applicable), and that Tenant, subject to any such stated exception(s), accepts the Premises in their present condition.

            19.2 In addition to the certificate required pursuant to Paragraph 19.1, above, Landlord shall have the right to require Tenant to execute a statement or certificate in a form requested by an existing or potential purchaser, lender or other party which may acquire the Premises or hold a security interest in the Premises (or the real property or Building of which the Premises are a part), or any other certificate or form as may be requested by Landlord.

            19.3 Any such certificate or statement referred to in this Article XIX may be relied upon by any such existing or potential purchaser, lender, other secured party, and Tenant's failure or refusal to execute and deliver such statement within such time shall, at the option of Landlord, constitute a material default under this Lease, and in any event, shall be conclusive and binding upon Tenant that: (a) this Lease is in full force and effect, without modification, except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counterclaim or deduction against Minimum Rent or other payment obligations under this Lease; and (c) no more than one (1) months' Minimum Rent or other payment obligations under this Lease has been paid in advance.

            19.4 Landlord is hereby irrevocably appointed and authorized as agent and attorney-in-fact of Tenant to execute and deliver any such certificate or statement in the event that Tenant fails or refuses to execute and deliver such certificate or statement within five (5) days after notice from Landlord requesting execution and delivery thereof.

            19.5 If Landlord desires to finance, refinance, or sell all or any portion of the real property of which the Building or the Premises are a part, Tenant hereby agrees to deliver to any lender or purchaser designated by Landlord such financial statements and other documents and instruments of Tenant as may be reasonably required by any such lender or purchaser. Such statements shall include the last three (3) years' financial statements of Tenant. All such financial statements and other information shall be received by Landlord and any such lender or purchaser in confidence (except for disclosures to auditors and regulatory authorities, and except for other disclosures required by law), and shall be used only for the purposes herein set forth.

            19.6 Tenant acknowledges and agrees that Tenant's obligation to provide such certificates or statements constitutes a material inducement to Landlord to execute this Lease, and Tenant shall provide Landlord with such certificates and statements within five (5) days following Tenant's receipt of Landlord's written request therefor. Tenant shall be responsible for and shall indemnify and hold Landlord harmless from any and all liability, loss, cost, damage and expense, including, without limitation, attorneys' fees, which Landlord may incur in connection with Tenant's failure or delay in executing, acknowledging and delivering such certificates and statements, or which may be incurred as a result of Tenant's breach of any other covenant or agreement embodied in this Lease that results in the delay, impairment, loss or cancellation of any transaction, event or occurrence for which such certificates or statements are requested.

                                   ARTICLE XX
                           Rights Reserved by Landlord

            20.1 Landlord expressly reserves all rights in and with respect to the land hereby leased not inconsistent with Tenant's use of the Premises as provided in this Lease, including (without in any way limiting the generality of the foregoing) all rights to the subsurface of the land more than five (5) feet below ground level, except where building improvements extend more than five (5) feet below ground level; and all rights to the airspace more than ten (10) feet above the roof of any building; and the rights to enter upon the Premises for itself or to give easements to others for the purpose of installing, using, maintaining, renewing and replacing such overhead or underground water, oil, gas, sewer drainage, and other pipe lines, and telephone, electric, power, television and other lines, cables and conduits as Landlord may deem desirable in connection with the development or use of any other property in the neighborhood of the Premises, whether owned by Landlord or not, all of which pipelines, lines and conduits shall be buried to a sufficient depth or raised to a sufficient height so as not to interfere with the use or stability of the Premises.

                                   ARTICLE XXI
                           Covenant of Quiet Enjoyment

            21.1 Landlord does hereby covenant, promise and agree to and with Tenant that Tenant, for so long as it is not in default hereof and is in compliance with all of the terms and conditions of this Lease, shall and may at all times peaceable and quietly have, hold, use, occupy and possess the Premises throughout the term of this Lease, subject to all of the terms and conditions of this Lease, without any molestation or eviction by Landlord or any persons claiming by or through Landlord.

                                  ARTICLE XXII
                                   Recordation

            22.1 Neither this Lease nor a short form of memorandum of this Lease shall be recorded in the office of any county recorder without Landlord's express written consent. In the event of any such recordation, Tenant shall be solely responsible for any documentary transfer taxes or other taxes relating to or arising out of any such recordation.

                                  ARTICLE XXIII
                                  Subordination

            23.1 This Lease and Tenant's rights hereunder are and will remain subject and subordinate to any ground lease, mortgage, deed of trust or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part (the "Property"), and to all increases, renewals, modifications, consolidations, replacements, and extensions thereof (collectively referred to as the "Mortgage"). If the holder of a Mortgage becomes the owner of the Property by reason of foreclosure or acceptance of a deed in lieu of foreclosure, at such holder's election Tenant will be bound to such holder or its successor-in-interest under all terms and conditions of this Lease, and Tenant will be deemed to have attorned to and recognized such holder or successor as Landlord's successor-in-interest for the remainder of the Lease Term or any extension thereof. The foregoing is self-operative and no further instrument of subordination and/or attornment will be necessary unless required by Landlord or the holder of a Mortgage, in which case Tenant will, within ten
(10) days after written request, execute and deliver without charge any documents reasonably required by Landlord or such holder in order to confirm the subordination and attornment set forth above. No indemnification obligation of Landlord under this Lease shall be assumed by or binding upon any such Mortgage holder. Should the holder of a Mortgage request that this Lease and Tenant's rights hereunder be made superior, rather than subordinate, to the Mortgage, then Tenant will, within ten (10) days after written request, execute and deliver without charge such agreement as may be reasonably required by such holder in order to effectuate and evidence such superiority of the Lease to the Mortgage. If Landlord has made an assignment of rents and leases to the Mortgage holder, Tenant agrees to be comply with any provisions of such assignment requiring the payment of rents to the Mortgage holder.

            23.2 If Tenant fails to execute and deliver any documents as and when required above, such failure will constitute a default under this Lease, entitling Landlord to the same rights and remedies as if such default were with respect to non-payment of Minimum Rent. With respect to each Mortgage that may encumber the Property at or after the commencement of the Lease Term, Landlord agrees that promptly following its receipt of written request by Tenant, Landlord will request the holder of the Mortgage to grant Tenant a "non-disturbance agreement," in the usual form used by such holder. The term "non-disturbance agreement" as used herein means, in general, an agreement that as long as Tenant is not in default under this Lease, this Lease will not be terminated if such holder acquires title to the Property by reason of foreclosure proceedings or acceptance of a deed in lieu of foreclosure, provided that Tenant attorns to such holder in accordance with such holder's requirements. Except for making such written request, Landlord will be under no duty or obligation hereunder, nor will the failure or refusal of such holder to grant a non-disturbance agreement render Landlord liable to Tenant, or affect this Lease in any manner. Tenant will bear all costs and expenses (including attorneys' fees) of such Mortgage holder in connection with any such non-disturbance agreement.

                                  ARTICLE XXIV
                                Lease Collateral

            24.1 Concurrently with the full execution and delivery of this Lease by Tenant, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of Tenant's obligations under this Lease and for all losses, liabilities and damages that Landlord may suffer as a result of any failure by Tenant to perform its obligations as and when required under this Lease, a clean, standby, unconditional, irrevocable, transferable letter of credit (the "Letter of Credit") in the form of Exhibit G attached hereto and incorporated herein by this reference, and containing the terms required herein, in the face amount of One Hundred Thirty Six Thousand Six Hundred Sixty Seven and 86/100ths Dollars ($136,667.86) (the "Letter of Credit Amount"), naming Landlord as beneficiary, issued by Bank of America or issued by a financial institution acceptable to Landlord in Landlord's sole and absolute discretion, and confirmed by Bank of America. The Letter of Credit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant. Following the date of the full execution and delivery of this Lease by Landlord and Tenant, Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the "Final LC Expiration Date") that is sixty (60) days after the scheduled expiration date of the Term of this Lease (as such Term may be extended pursuant to this Lease). If the Letter of Credit held by Landlord has a stated expiration date which is earlier than the Final LC Expiration Date or if a notice of termination or non-renewal given by the issuing bank, then Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than thirty (30) days prior to the expiration date of the Letter of Credit then held by Landlord. Any renewal or replacement Letter of Credit shall comply with all of the provisions of this Article XXIV, shall be a clean, unconditional, irrevocable, transferable standby letter of credit as required in accordance herewith, and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion. Landlord agrees that following the thirtieth
(30th) month of the Lease Term, the amount of the letter of credit shall be reduced by Sixty Eight Thousand Three Hundred Thirty Three and 93/100ths Dollars ($68,333.93); provided, however, that if during the preceding thirty (30) months, Tenant has been in default of this Lease, or is currently in default, there shall be no reduction in the amount of the letter of credit. If Tenant so desires, Tenant may initially deliver to Landlord a check in the amount of One Hundred Thirty Six Thousand Six Hundred Sixty Seven and 86/100ths Dollars ($136,667.86) in lieu of such Letter of Credit. However, Tenant shall, no later than September 1, 2005, deliver to Landlord the Letter of Credit required under this Article XXIV. Upon delivery of the Letter of Credit to Landlord, Landlord shall return the cash collateral paid by Tenant. The cash collateral shall be held in the same manner and purpose as the Letter of Credit, and shall be subject to the relevant provisions of this Article XXIV. Tenant's failure to deliver the Letter of Credit on or before September 1, 2005 shall constitute a material default under this Lease. If the Minimum Rent shall, from time to time, increase during the term of this Lease, Tenant shall thereupon increase the amount of the Letter of Credit so that the amount of the Letter of Credit held by Landlord shall at all times be equal to twice the then Initial Minimum Rent. No interest shall be paid by Landlord to Tenant on any cash collateral or security deposit, and no trust relationship is created between Landlord and Tenant with respect to such Lease collateral or security deposit.

            24.2 Landlord shall have the right to draw upon the Letter of Credit, in whole or in part, at any time and from time to time, upon the occurrence of a "Breach" (as hereinafter defined). As used herein, a "Breach" shall mean the occurrence of any one or more of the following: (i) if Tenant shall fail to perform any monetary obligation owing under this Lease as and when due; or (ii) if the Letter of Credit held by Landlord has a stated expiration date which is earlier than the Final LC Expiration Date or if a notice of termination or non-renewal given by the issuing bank, and Tenant fails to deliver to Landlord, at least thirty (30) days prior to the expiration date of the Letter of Credit then held by Landlord, a renewal or substitute Letter of Credit that is in effect and that complies with all of the provisions of this
Article XXIV; or (iii) if Tenant shall hereafter become insolvent, make a general assignment for the benefit of creditors, permit or suffer legal proceedings to be instituted seeking to have Tenant adjudicated bankrupt, reorganized or rearranged under the bankruptcy laws of the United States (unless, in the case of an involuntary petition filed against Tenant, such proceeding is dismissed within thirty (30) days of its filing), or if this Lease shall pass, by operation of law or otherwise, to any person or persons or entity other than Tenant (unless expressly permitted pursuant to Lease); or (iv) if Tenant shall fail to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in clauses (i), (ii) and (iii) above, where such failure under this clause (iv) shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant (provided that if the nature of such failure is such that more than ten (10) days are reasonably required for the cure thereof, then Tenant shall not be in Breach if Tenant shall commence such cure within such ten (10) day period and thereafter diligently prosecute such cure to completion and such completion shall occur not later than sixty (60) days from the date of such notice from Landlord). No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any of the events specified in clause (i), (ii), (iii) or (iv) above.

            24.3 The proceeds of the Letter of Credit may be applied by Landlord against any Minimum Rent, additional rent or other monies payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any Breach by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord's other assets. Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant within thirty
(30) days after the Final LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied against any rent or other sums payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any Breach by Tenant under this Lease; provided, that if prior to the Final LC Expiration Date a voluntary petition under the Federal Bankruptcy Code or for reorganization or rearrangement is filed by Tenant or any Guarantor, or an involuntary petition under the Federal Bankruptcy Code or for reorganization or rearrangement is filed against Tenant or any Guarantor by any of Tenant's or Guarantor's creditors, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

            24.4 If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Article XXIV, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an uncurable Event of Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

            24.5 Landlord may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, including any holder of a Mortgage and/or to have the Letter of Credit reissued in the name of the holder of any Mortgage. If Landlord transfers its interest in the Property and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer's transfer and processing fees in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so and notwithstanding whether Landlord shall accept delivery of a Letter of Credit which obligates the beneficiary thereunder to pay any transfer fees of the Letter of Credit issuer), then Tenant shall reimburse Landlord for any such transfer or processing fees, as additional rent, within ten (10) days after Landlord's written request therefor.

            24.6 Landlord and Tenant (i) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a "security deposit" under any laws applicable to security deposits in the commercial context, including, without limitation, Section 1950.7 of the California Civil Code (collectively, the "Security Deposit Laws"), (ii) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and
(iii) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Without limiting the generality of the foregoing, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which (1) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (2) provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article XXIV and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant's Breach under this Lease or the acts or omission of Tenant or any employee, agent, contractor or invitee of Tenant.


                                   ARTICLE XXV
                                  Holding Over

            25.1 If Tenant remains in possession of the Premises after the expiration of the Lease Term or any extension or renewal hereof, such holding over shall not operate to extend or renew this Lease but shall be construed as a tenancy from month-to-month which may be terminated by Landlord upon three (3) days' prior written notice if Tenant is then in default of this Lease, or by either party upon at least thirty (30) days' prior written notice directed to the end of a calendar month. Such month-to-month tenancy by Tenant shall be subject to all the terms and provisions of this Lease, except that the Minimum Rent payable during the period of holding over shall be the greater of: (a) Minimum Rent set forth in Item 1.6 of the Basic Lease Provisions, plus a percentage of such rent equal to the percentage change in the CPI between the Commencement Date of this Lease and the period of holding over; or (b) one hundred twenty-five percent (125%) of the average monthly Minimum Rent payable by Tenant during the last twelve (12) months of the Lease Term or any extension or renewal thereof. Any options, rights, or privileges granted to Tenant, if any, to extend the Lease Term, to acquire the Premises, or re-lease the same, shall not be applicable during said period of holding over.


                                  ARTICLE XXVI
                                     General

            26.1 Remedies Cumulative. The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provision of this Lease.

            26.2 Successors and Assigns. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and assigns, subject to the provisions of this Lease.

            26.3 Payments and Interest. Except as otherwise specifically provided in this Lease, each covenant, agreement or stipulation by a party hereto shall be performed at such party's own cost and expense, and without cost or expense to the other party. Any monetary obligations due from Tenant to Landlord which are not paid when due shall bear interest from the due date until paid to Landlord at the Lease Interest Rate. Such interest shall be paid at the time of payment of the principal obligation as a condition of remedy of such principal obligation. Any check tendered by Tenant which is dishonored by the drawee bank shall not constitute payment of any obligation under this Lease. If any check tendered by Tenant is dishonored by the drawee bank, then the checks for all payment obligations of Tenant under this Lease for the next twelve months shall be in the form of cashiers' checks drawn on a major bank with offices located throughout the state of California.

            26.4 Late Charge. Tenant acknowledges that late payment of Minimum Rent and items designated in this Lease as additional rent will cause Landlord to incur costs and suffer damages not contemplated by this Lease, the exact amount of which will be impracticable to ascertain. Such costs and damages include, but are not limited to, late charges which may be imposed on Landlord by the terms of any trust deed covering the Premises; additional administrative duties of Landlord's personnel in determining delinquent rents and attempts to collect such rents by reasonable means other than litigation; additional accounting and budgetary duties of Landlord's personnel; possible adverse effects on Landlord's credit rating resulting from impairment of Landlord's cash flow; and attorneys' fees resulting from consultations with counsel. Accordingly, if any installment of Minimum Rent or items designated as additional rent are not received by Landlord within ten (10) days after the same are due, Tenant shall pay Landlord, as additional rent, a late charge equal to five percent (5%) of such overdue amount. Landlord and Tenant agree that such late charge represents a fair, equitable, and reasonable estimate of the costs and damages Landlord will incur because of Tenant's late payment.

            26.5 Late Payments and Impounds. In the event that a late charge is payable pursuant to Paragraph 26.4, whether or not collected, for three (3) consecutive installments of rent, then (i) rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding Paragraph
4.1 or any other provision of this Lease to the contrary; (ii) if requested by Landlord, Tenant shall furnish to Landlord Tenant's latest financial statements covering at least the past two fiscal years and any interim statements covering the current fiscal year; and (iii) Tenant shall pay to Landlord, if Landlord shall so request, in addition to any other payments required under this Lease, a quarterly advance installment payable at the same time as the quarterly rent, as estimated by Landlord, for real property taxes and insurance expenses on the Premises which are payable by Tenant to Landlord under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any or all such real property taxes and insurance premiums. If the amounts paid to Landlord by Tenant under the provisions of this Paragraph are insufficient to discharge the obligations of Tenant to pay such real property taxes and insurance premiums as the same become due, Tenant shall pay to Landlord, upon Landlord's demand, such additional sums necessary to pay such obligations. All monies paid to Landlord under this Paragraph may be intermingled with other monies of Landlord and shall not bear interest. In the event of a default in the obligations of Tenant to perform under this Lease, then any balance remaining from funds paid to Landlord under the provisions of this Paragraph may, at the option of Landlord, be applied to the payment of any monetary default of Tenant in lieu of being applied to the payment of real property tax and insurance premiums. All advance payments provided for in this Paragraph shall be deemed rent under this Lease.

            26.6 Notices. Any notice or demand required or permitted by law or by any of the provisions of this Lease shall be in writing. All notices or demands by either party shall be deemed to have been properly given upon delivery when served personally; two (2) business days after being deposited with the U.S. Postal Service when sent by registered or certified mail, postage prepaid; or by noon on the business day following the day of deposit with an overnight express carrier when sent by overnight express service, such as Federal Express. Notices from Landlord to Tenant shall be given to Tenant at the address as stated in Paragraph 1.14 of the Basic Lease Provisions. Notices or demands to Landlord shall be given to Landlord at 22010 Wilmington Avenue, Suite 400, Carson, California 90745. Either party hereto may change the place to which notices are to be given by advising the other party in writing.

            26.7 Captions. The headings or captions of Articles in this Lease are for convenience and reference only, and they in no way define, limit or describe the scope or intent of this Lease or the provisions of such Articles.

            26.8 Pronouns and Singular/Plural. Feminine or neuter pronouns shall be substituted for those masculine form or vice versa, and the plural shall be substituted for the singular number of vice versa, in the place or places herein where the context may require such substitution or substitutions.

            26.9 Time of Essence. Time is hereby declared to be of the essence of this Lease and of each and every covenant, term, condition or provision hereof.

            26.10 Reasonable Consent. Unless otherwise provided in this Lease, whenever the consent or approval of Landlord or Tenant is required by the provisions of this Lease, such consent or approval shall not be unreasonably withheld or delayed.

            26.11 Fair Meaning. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning, and not strictly for nor against either Landlord or Tenant.

            26.12 Entire Agreement. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

            26.13 No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than that stipulated herein for Minimum Rent, additional rent or any other charge shall be deemed to be other than on account of the earliest stipulated Minimum Rent, additional rent or other charge then due, nor shall any endorsement or statement on a check or letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to rights to recover the balance of such Minimum Rent, additional rent, or other charges or pursue any other remedy in this Lease, at law or in equity.

            26.14 Choice of Law. This Lease shall be governed by and construed pursuant to the laws of the State of California.

            26.15 Non-Discrimination. Tenant herein covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through it; and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, national origin, or ancestry in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises, nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenant's, lessees, sublessees or vendees on the Premises.

            26.16 Counterparts. This Lease may be executed in several counterparts, each of which shall constitute an original.

            26.17 Corporate Resolution. If Tenant is a corporation, Tenant shall deliver to Landlord, contemporaneously with delivery of this Lease executed by Tenant, a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease and naming the representatives authorized to execute this Lease on behalf of Tenant.

            26.18 Reimbursements to Landlord. If Tenant, or any third party on behalf of Tenant or with whom Tenant is engaged or contemplates engaging in business, requests that Landlord review or approve any drawings, specifications or engineering calculations respecting any improvements Tenant intends to install in the Premises or execute any agreement or written instrument; and if Landlord refers such matter to any architect, engineer, surveyor or other professional or administrative personnel of Landlord or to legal counsel for review and advice to Landlord, then Tenant agrees to reimburse Landlord as additional rent for all professional fees and costs incurred by Landlord at the actual cost thereof for persons not in the direct employ of Landlord, and at the rate of Seventy-Five Dollars ($75.00) per hour for all time spent by professional and administrative persons in the direct employ of Landlord. If Tenant requests that Landlord consent to an assumption and/or assignment of this Lease or a subletting of the Premises to a third party for which Landlord's written consent is required, Tenant agrees to reimburse Landlord, as additional rent, for all time spent by Landlord's administrative and professional personnel, in reviewing the proposed form of all legal documents submitted by Tenant and preparing necessary additional legal documents, in evaluating the investigating the credit worthiness of the proposed assignee or subtenant, in inspecting the Premises to determine if the same is in the condition and state of repair as required by this Lease, in reviewing drawings and specifications for any additional improvements to be made to the Premises, and for any other action required in the reasonable judgment of Landlord. Landlord shall be reimbursed at the rate of Seventy-Five Dollars ($75.00) per hour for the time spent by its administrative and professional personnel, (or in the amount of One Thousand Dollars ($1,000.00), whichever is greater), and at the actual cost of professional fees and costs incurred by Landlord for persons not in the direct employ of Landlord, for each such request made by Tenant. The hourly fee payable to Landlord's administrative and professional personnel under this Paragraph shall be increased by ten percent (10%) on each anniversary date of the commencement of the term of this Lease.

            26.19 No Guard Service. Tenant hereby acknowledges that the rent payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide any such service or measures. Tenant assumes all responsibility for the protection of Tenant, its agents and invitees from acts of third parties.

            26.20 Brokers. Tenant represents and warrants to Landlord that Tenant has had no dealings with any real estate broker, finder or other person with respect to this Lease in any manner, excepting only the brokers specifically named in Item 1.11 of the Basic Lease Provisions. Tenant hereby indemnifies and holds Landlord harmless from any liability or claim that may be asserted against Landlord by any broker, finder or person with whom Tenant has purportedly dealt whose name is not inserted in Item 1.11 of the Basic Lease Provisions.

            26.21 Brokerage Commission. Tenant acknowledges its understanding that Landlord has paid a real estate brokerage commission for securing Tenant's tenancy at the Premises for the term of this Lease. If Tenant defaults under this Lease and discontinues paying the rent specified herein, Tenant shall, within thirty (30) days of such event, reimburse Landlord for the unamortized portion of such brokerage commission pursuant to the following formula:

         Total amount of                                    Number of months of
         brokerage commission              x                unexpired lease term
                             ------------------------------
                             Number of months of lease term

            26.22 Limitation of Liability. Tenant hereby agrees that, in the event of any actual or alleged failure, breach or default hereunder by Landlord, Tenant's sole and exclusive remedy shall be against and shall be satisfied from the Landlord's equity interest in the Premises. Tenant agrees that the obligations of Landlord under this Lease do not constitute personal obligations of the individual directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability with respect to this Lease.

            26.23 Parking. Tenant shall instruct and require that Tenant's employees, agents, visitors and business invitees park motor vehicles within the parking areas included on the Premises; and such employees, agents, visitors and invitees shall not park on the streets within the Dominguez Technology Center. If there is insufficient parking area included on the Premises for parking of such motor vehicles, Tenant shall use its best efforts to obtain off-street parking privileges on other properties in the vicinity of the Premises.

            26.24 Lease Reviewed. Landlord and Tenant have carefully read and reviewed this Lease and each term and provision contained herein, and each of them has referred this Lease to its own legal counsel for review and advice as to the legal consequences of this Lease. Landlord and Tenant acknowledge their informed and voluntary consent thereto. Landlord and Tenant further agree that, at the time this Lease is executed, the terms of this Lease are commercially reasonable and effectuate the intent and purpose of Landlord and Tenant with respect to the Premises.

            26.25 Financial Statements. As a material inducement to Landlord's execution of this Lease, Tenant hereby represents and warrants that Tenant has furnished to Landlord true, complete, current and unqualified audited financial statements of Tenant and any guarantor of Tenant for the last three (3) years prepared in accordance with generally accepted accounting principles in a manner consistently applied in each case. Throughout the Lease Term, Tenant shall, within ten (10) days following Landlord's request, provide Landlord with Tenant's then-current financial statements. Landlord shall maintain such financial statements in confidence, except for disclosure to prospective purchasers of the Premises and prospective lenders whose loans would be secured in whole or in part by this Lease or the Premises. Throughout the Lease Term, Tenant will furnish to Landlord prompt notice of (i) any material obligation or material adverse development with respect to the business, financial condition or results of operations of Tenant; and (ii) any default under this Lease or any event, the occurrence or nonoccurrence of which constitutes, or which with the giving of notice or the passage of time or both would constitute, a default under Lease.

            26.26 Lease Interest Rate. As used in this Lease, the "Lease Interest Rate" shall be a rate equal to two percent (2%) per year in excess of the "Reference Rate" most recently announced by Bank of America, Los Angeles from time to time, provided however that if Bank of America ceases to announce such Reference Rate, then such rate shall be a rate comparable to such Reference Rate; and provided further, however, that in no event shall the Lease Interest Rate exceed the highest lawful rate of interest permissible by law.

            IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.


"LANDLORD"                                 "TENANT"

Watson Partners, L.P.,                     Target Logistic Services, Inc.,
a Delaware limited partnership             a Delaware corporation


            /s/                                        /s/
------------------------------------       -------------------------------------
Signature                                  Signature

------------------------------------       -------------------------------------
Title                                      Title

------------------------------------       -------------------------------------
Printed Name                               Printed Name

------------------------------------       -------------------------------------
Date                                       Date



------------------------------------       -------------------------------------
Signature                                  Signature

------------------------------------       -------------------------------------
Title                                      Title

------------------------------------       -------------------------------------
Printed Name                               Printed Name

------------------------------------       -------------------------------------
Date                                       Date

                                    EXHIBIT A

                              Watson Partners, L.P.
                              Performance Standards

1.    PURPOSE

The purpose of these Performance Standards is to establish and maintain a planned industrial center with design, operation and use controls in addition to the existing standards imposed by the applicable local governmental authority.

2.    REVIEW BOARD CONTROL OF IMPROVEMENTS

All proposed plans and specifications for improvements affecting the Premises shall be presented to and approved in writing by the Watson Review Board (the "Board"). The Board shall consist of no fewer than three (3) members, who shall be appointed by Watson Partners, L.P. and who shall meet from time to time in order to conduct the Board's business.

3.    GENERAL CONDITIONS FOR IMPROVEMENTS

A.    Uses and Operations

      Uses of the Premises are limited to activities permitted under the applicable Zoning Ordinances of the applicable local governmental authority, except the following shall NOT be permitted:

1. Uses determined by the Board to be unsafe or dangerous, such as those creating explosion, radiation or environmental contamination hazards.

2. Uses determined by the Board to be objectionable or which constitute a nuisance by reason of creating odor, dust, fumes, smoke, noise, vibration, refuse matter or water-carried waste.

3. Uses determined by the Board to be objectionable by reason of their adverse effects on neighboring properties.

The Board shall review all proposed uses and actual uses for control and regulation of odor, noise, fumes, waste disposal and other problems affecting the Premises or neighboring properties. Tenant shall not be permitted to maintain any nuisance or waste upon the Premises.

B.    Building Setbacks

In addition to those imposed under applicable building code requirements, the following setback requirements shall apply:

1. Minimum street frontage setback from property lines for the placing of structures shall be twenty-five (25) feet. No uses shall be made of said setback except for: driveways; steps and walkways; landscaping and planters; flag poles; railroad spur tracks and switches crossing a roadway; and roof overhangs, provided that any such overhang is approved by the Board.

2. Rear Property Lines: The setback line shall be fifteen (15) feet from rear property line.

3. No fences are to be within the twenty-five (25) feet front setback without Board approval. No wooden fences will be allowed along the street frontage, unless otherwise approved by the Board. Redwood slats shall be permitted as a part of wire mesh fencing.

C.    Parking

1. Parking facilities and use shall conform to the requirements of the applicable local governmental authority.

2.    No on-street parking, queuing, loading and unloading is permitted.

D.    Landscaping

1. There shall be a landscaped area of twenty-five (25) feet in width parallel to the front property line, plus dedicated parkway. Landscaping may include ground covers, shrubbery, trees or tree pattern and shall include an adequate sprinkler system as approved by the Board.

2. Landscaped areas of the Premises shall be maintained by the party designated in the Lease. Any landscape maintenance work shall be subject to the then-current requirements of the Board.

3. The Board shall require that landscape maintenance service be performed regularly and thoroughly. Landscape maintenance service shall include, at a minimum, the following: lawn mowing, weeding, trimming of ground cover, shrubbery and trees, fertilization, irrigation, and replacement of components of landscaping where necessary.

4. As a part of such landscaping, there shall be included a flag pole on the Premises. The American flag shall be flown properly by Tenant during daylight business hours.

5. Landscaping materials, including street trees, shall conform to a list of materials approved by the Board.

6.    All parking areas shall be landscaped in a manner approved by the Board.

E.    Construction Regulations

1. All improvements shall be designed by or under the supervision of a California Registered Architect and/or California Registered Structural Engineer.

2. Preliminary design studies and outline specifications shall be reviewed by the Board.

3. Final plans and specifications shall be reviewed and approved by the Board in writing prior to commencing construction. Improvements shall conform to normal and customary standards of appearance and construction consistent with good design for industrial and commercial buildings.

F.    Materials

1. All exterior surfaces shall be painted or factory color finished in colors approved by the Board.

2. Exterior walls shall be of concrete or masonry construction. Materials not allowed for use as an exterior skin include corrugated or plain sheet metal, plastics or wood. However, the Board may, in its discretion, permit these materials to be used in a decorative manner.

3.    Planter construction shall be of masonry or concrete materials.

4. The foregoing provisions in respect to materials are based on such materials as are known today and the Board may approve new applications as they are developed.

G.    Outside Storage and Loading Areas

1. No outside storage of materials, supplies or equipment or outside operations or processes, shall be allowed unless approved by the Board and said usage shall be screened to full height by permanent screening material.

2. Front-facing loading docks or truck doors shall be screened from view. All side-facing loading docks and truck doors shall be screened to minimize the view from the front street.

H.    Power Transformers

The location of electrical service transforming equipment must be approved by the Board. All transforming equipment shall be on on-ground installation and shall be screened. Service from the main transmission lines to the Building shall be underground.

I.    Exterior Repainting

The Building exterior surfaces shall be repainted every four to six years, but not more than once every five years of occupancy. The Board, in its judgment, shall determine the need to repaint, which shall be commenced within ninety (90) days after notification from the Board to the responsible party (and diligently and continuously pursed to completion) and which shall be performed in accordance with standard painting specifications designated by the Board.

J.    Resurfacing Paved Areas

All asphalt or concrete paved surfaces shall be resurfaced or sealed every three to five years, as determined by the Board, and the cost of such work shall be borne by the party designated in the Lease as the party responsible for such work. Any fractures, cracks, potholes, fissures, etc., resulting from any negligence or willful misconduct of Tenant or any of Tenant's agents, employees, shippers, customers, invitees or contractors, shall be repaired at Tenant's sole cost and expense. Said resurfacing or sealing shall be commenced within ninety
(90) days after notification from the Board to the responsible party (and diligently and continuously pursed to completion) and shall be performed in accordance with specifications designated by the Board.

K.    Mechanical Service Controls

All heating, air conditioning and ventilation equipment within the Building shall be covered by a current full-service inspection and repair maintenance contract with an accredited heating and air conditioning maintenance firm. The contract and services included shall be paid for by the Tenant. A copy of the signed contract shall be forwarded to Landlord within ninety (90) days after occupancy of the Building, with any changes of the contract over the term of occupancy forwarded to the Landlord when executed.

L.    Maintenance Notification

If required maintenance as indicated above is neglected on the Premises, the Board shall notify the responsible party in writing of the corrective action necessary. If required corrective work is not commenced within ninety (90) days of receipt of written notice, the Board shall cause the necessary corrective work to be performed and the responsible party shall be responsible for the payment of the costs of such work.

M.    Temporary Structures

No temporary structures or trailers are to be permitted except for construction companies' use during period of construction.

N. Signs

1. All signs which shall be erected shall have the prior written approval of the Board as to size, color, location and content.

2. No billboard or outdoor advertising leases shall be permitted on the Premises; however, the owners and/or developers of the property may erect a sign or signs identifying, describing or advertising the master development in which the Premises is located and available buildings or land, and may operate, maintain, repair and replace any existing billboard or outdoor advertising signs. No advertising sign shall be placed by Tenant anywhere on the Premises. Real estate broker signs advertising any Premises (or portion thereof) for sub-lease by Tenant shall not be permitted.

3. A single sign shall be permitted on the front of each facility (facing the roadway), stating only the name or identification of the Tenant of the facility. Under special circumstances, a second sign may be permitted with the Board's prior written approval, in the Board's discretion.

4. Signs shall be single-faced and shall be confined to the walls of the larger Building or to secondary structures which are lower than the main Building. Free standing signs will be permitted only upon the Board's written approval.

5. Signs located other than on the main Building (gateways, concrete or masonry yard enclosures) shall be subject to the written approval of the Board.

O.    Screening of Mechanical Equipment

All mechanical equipment on Building exteriors, roofs, or parking areas must be screened from view of all front and side streets and adjoining side properties. All protrusions, vents, etc., penetrating the roof shall be so screened when extending six (6) inches or more above parapet walls or eave lines. Plans for such screening shall be submitted to the Board for its review and written approval prior to installation.

4.    APPROVALS, VARIANCES, WAIVERS AND CHANGES TO PERFORMANCE STANDARDS

The Board shall have the right to change the standards set forth herein at any time. The Board shall also have the exclusive right to grant approvals required by these standards and to waive or vary the standards in particular situations whenever, in its opinion, such waiver or variance is in the best interests of the owner, occupant, and/or the adjoining property. No approval, waiver, or variance by the Board shall be effective unless it is in writing, and it shall apply only to the applicant to whom such approval, waiver, or variance is so granted on an individual basis.

In the event of any conflict between the provisions of the Lease and the provisions of these Performance Standards, the provisions of the Lease shall govern. Any capitalized term which is not specifically defined in these Performance Standards shall have the same meaning ascribed to such term in the Lease.

                                    EXHIBIT B

                                    SITE PLAN

                                    EXHIBIT C

                                 LEASE ADDENDUM

            In accordance with the terms of that certain lease ("Lease") dated April 11, 2005, between Watson Partners, L.P., as Landlord, and Target Logistic Services, Inc., as Tenant, the undersigned Landlord and Tenant hereby confirm and agree that the commencement date of the Lease Term is _________________, 20__, and the expiration date of the Lease Term is
___________________, 20__.

Landlord:                                  Tenant:

Watson Partners, L.P.,                     Target Logistic Services, Inc.,
a Delaware limited partnership             a Delaware corporation

------------------------------------       -------------------------------------
Signature                                  Signature

------------------------------------       -------------------------------------
Title                                      Title

------------------------------------       -------------------------------------
Printed Name                               Printed Name

------------------------------------       -------------------------------------
Date                                       Date



------------------------------------       -------------------------------------
Signature                                  Signature

------------------------------------       -------------------------------------
Title                                      Title

------------------------------------       -------------------------------------
Printed Name                               Printed Name

------------------------------------       -------------------------------------
Date                                       Date

                                    EXHIBIT D

                         HAZARDOUS MATERIAL CERTIFICATE
                             [Letterhead of Tenant]

                           ___________________, 20___




Watson Partners, L.P.
22010 South Wilmington Avenue
Carson, California 90745

      Re: Lease dated April 11, 2005, between Watson Partners, L.P., a Delaware limited partnership ("Landlord"), and Target Logistic Services, Inc., a Delaware corporation ("Tenant").

Gentlemen:

      The undersigned, Target Logistic Services, Inc., a Delaware corporation, as Tenant under the above-captioned Lease, hereby certifies to Watson Partners, L.P. that, as of the date hereof, there are no "Hazardous Materials" in or about the "Premises" (as those terms are defined in the
Lease), except as follows [if none, so state]:__________________________________
________________________________________________________________________________
____________________________________________.

      Tenant hereby acknowledges its continuing obligation under Paragraph 9.8 of the Lease, notwithstanding the expiration or other termination of the Lease term, to indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (as more fully set forth in said Paragraph 9.8) as a result of the presence of Hazardous Material brought upon, kept or used in or about the Premises by Tenant, its agents, employees, shippers, contractors or invitees.

      The undersigned understands that Landlord will be relying upon the statements of Tenant contained herein in Landlord's continued maintenance and operation of the Premises.

                                           Target Logistic Services, Inc.,
                                           a Delaware corporation

                                           -------------------------------------
                                           Signature

                                           -------------------------------------
                                           Title

                                           -------------------------------------
                                           Printed Name

                                           -------------------------------------
                                           Date



                                           -------------------------------------
                                           Signature

                                           -------------------------------------
                                           Title

                                           -------------------------------------
                                           Printed Name

                                           -------------------------------------
                                           Date

                                       E-2
                                    EXHIBIT E

                              ESTOPPEL CERTIFICATE


To:   ____________________________________

      ____________________________________

      ____________________________________

      ("Lender")

Re:   Lease Date:  April 11, 2005
      Tenant:  Target Logistic Services, Inc.
      Landlord:  Watson Partners, L.P.

      The undersigned hereby states, declares, represents, warrants and agrees, on behalf of itself and its successors and assigns, for the benefit of Lender and its successors and assigns, as follows:

      1. Target Logistic Services, Inc., a Delaware corporation, as "Tenant" and Watson Partners, L.P., a Delaware limited partnership, as "Landlord" entered into a written Lease dated April 11, 2005 (the "Lease"), pursuant to which Landlord leased to Tenant certain Premises located in the County of Los Angeles, State of California, commonly known as 1400 Glenn Curtiss Street ("Premises").

      2. The Lease is in full force and effect, has not been modified, changed, altered or amended in any respect (except as otherwise disclosed herein), and is the only Lease between Tenant and Landlord affecting the Premises. A true and complete copy of the Lease, together with all amendments, supplements, extensions and other modifications thereto, is attached thereto as Schedule E-1.

      3. Tenant is paying the full Lease rent, and no rent, security deposit, additional rent, or other charges under the Lease have been paid for more than thirty (30) days in advance of its due date except $___________ (for _____________) $__________ (for_______________), and $___________ (for
______________). The monthly Minimum Rent, and the amount of any security deposit, additional rent and other charges Tenant has paid or is presently paying under the Lease are as follows: current monthly Minimum Rent $_____________; security deposit $______________; additional monthly rent and other charges $_____________ (for ______________ __________________) and
$_____________ (for __________________________).

      4. The Commencement Date of the initial Lease Term is
__________________________, ____, and the Termination Date of the initial Lease Term is ______________________, ____.

      5. Tenant has not assigned, subleased, encumbered or otherwise transferred the Lease, the leasehold estate created by the Lease, or any interest of the Tenant therein, except as follows:______________________________________________
________________________________________________________________________________
__________________________________

      6. The date upon which, and the amount or method by which the monthly Minimum Rent, and if applicable, additional rent, the security deposit, and other charges payable under the Lease, will next be adjusted or increased (if at all), is as follows:____________________________________________________________
________________________________________________________________________________
__________________________________

      7. There are no option(s) to extend the Lease Term, or if any such option(s) exist, the commencement and expiration dates thereof, and the terms and conditions upon which any such option(s) may be exercised, are as follows: _______________________________________________________________________
________________________________________________________________________________
__________________________________

      8. There are no rights of first refusal in favor of Tenant to purchase the Premises or to lease additional space contiguous to the Premises, or if any such rights of first refusal exist, the time periods within which, and the terms and conditions upon which, the same may be exercised, are set forth as follows:
________________________________________________________________________________
________________________________________________________________________________
__________________________________

      9. To the best of the knowledge of the undersigned as of the date hereof, there are no uncured defaults of Landlord under the Lease, and Tenant has no right of offset, counterclaim or deduction against Minimum Rent or any other amount due under the Lease, or if any such defaults, offsets, counterclaims or deductions are claimed or alleged by Tenant, the nature and extent of the same, including the dollar amounts and current status thereof, are as follows:
________________________________________________________________________________
________________________________________________________________________________
__________________________________

      10. As of the date hereof, Landlord has fully performed each and all of Landlord's construction, repair and maintenance obligations (if any), as well as any work required of Landlord under the Lease, except (if applicable) for ____________________________________________________________________________
________________________________________________________________________________
__________________________________

and Tenant, subject to any such stated exception(s), accepts the Premises in their present condition.

      11. To the best knowledge of the undersigned as of the date hereof, no condition or event has occurred or exists which would prevent the Lease from becoming effective or would permit a cancellation or termination of the Lease by Landlord or by Tenant except as follows:________________________________________
________________________________________________________________________________
__________________________________

      12. Tenant agrees to deliver to Lender written notice of any default by the Landlord, concurrently with giving such notice to Landlord, and Tenant agrees to give such notice directly to Lender if Lender acquires Landlord's interest in the Lease.

      13. The person or persons signing this Statement of Lease on behalf of the Tenant have the power and authority to execute and deliver this Statement of Lease.

      14. This Statement of Lease is intended for use by Landlord in connection with the Landlord's dealings with any existing or potential institutional purchaser, lender or other party which may now or hereafter hold a security interest in the real property of which the Premises are a part, and it is also intended that this Statement of Lease may be relied upon by any such existing or potential purchaser, lender or other secured party, in connection with any such dealings with Landlord. Capitalized terms which are not otherwise defined in this Statement of Lease shall have the meanings ascribed to such terms in the Lease.

DATED: ______________________


                                           Target Logistic Services, Inc.,
                                            a Delaware corporation

                                           -------------------------------------
                                           Signature

                                           -------------------------------------
                                           Title

                                           -------------------------------------
                                           Printed Name

                                    EXHIBIT F

                            INITIAL IMPROVEMENT WORK

Landlord shall, at Tenant's sole cost and expense, (subject to Landlord's maximum contribution amount for the "Improvement Allowance" as described in Paragraph 5 of the attached Lease Rider Number 1), use reasonable efforts to accomplish the following work to Watson Land Company Standards as soon as reasonably possible. The Initial Improvement Work shall include only those items specified in this Exhibit F and the attached Exhibit F-1.

The Initial Improvement work shall consist of approximately 20,000 square feet of two story office area (10,000 square feet per floor) per the attached space plan (Exhibit F-1).

Tenant shall cause its architect, RGA Associates, to prepare final working drawings for the Initial Improvement Work (the "Working Drawings") no later than May 13, 2005. Any delay in delivering the Working Drawings to Landlord beyond such date shall be a Tenant Delay. Within 15 days following Landlord's receipt of the Working Drawings, Landlord shall obtain a bid from Landlord's general contractor for the Base Building Improvements (the "General Contractor") and from two other qualified contractors reasonably acceptable to Landlord and Tenant, setting for the cost of constructing the Initial Improvement Work and the scheduled completion date for the Initial Improvement Work. Such bids shall include only the contractors' prices for performing the Initial Improvement Work, and Landlord shall not add any Landlord fees or administrative charges to the bid amounts. If Tenant elects to have the Initial Improvement Work performed by a contractor other than the General Contractor, then any delay in the date of Substantial Completion of the Initial Improvement Work (ie., completion later than the date established in the General Contractor's bid) ,as a result of such selection of a contractor other than the General Contractor, shall be a "Tenant Delay", and the Commencement Date shall be deemed to have occurred on the date established in the General Contractor's bid.

To the extent Landlord's reasonable estimate of the costs of performing the Initial Improvement Work is in excess of the Improvement Allowance (based upon cost estimates and bids obtained by third party general contractors), Tenant shall deposit such excess amount with Landlord prior to the commencement of the work. Any overpayment or underpayment shall be reconciled and paid within thirty days following completion of the Initial Improvement Work.

                                   EXHIBIT F-1

                       INITIAL IMPROVEMENT WORK SPACE PLAN

                                   EXHIBIT F-2

                           BASE BUILDING IMPROVEMENTS

EXHIBIT F-2

EXHIBIT F-2

EXHIBIT F-2

                                   EXHIBIT F-3

                          EMERGENCY GENERATOR LOCATION

Landlord hereby provides its approval for Tenant to install an emergency generator, at Tenant's sole cost and expense, in the approximate location depicted below. Such approval is conditioned upon: (i) Tenant obtaining all necessary permits and approvals, including, without limitation building, safety, fire and air quality permits; (ii) the installation shall provide for a secondary containment area, acceptable to Landlord, sufficient to contain any fuel or fluid leaks from the generator; or generator fuel tanks; (iii) the total fuel storage capacity for the generator shall not exceed 600 gallons, and shall be for diesel fuel or another fuel acceptable to Landlord; (iv) operation of the generator shall be limited to periods necessary for reasonable testing and maintenance and for use during periods of interruption of normal electrical service to the Building; and (iv) compliance with all applicable terms and conditions of this lease.

Any delay in Substantial Completion of the Base Building Improvements or the Initial Improvement Work resulting from or related to the design, permitting or installation of the emergency generator shall be a "Tenant Delay", and the Commencement Date of the Lease Term shall be deemed to have occurred on the date on which it would have occurred, but for the Tenant Delay.

                                       G-1
                                    EXHIBIT G

                            FORM OF LETTER OF CREDIT

                                [BANK LETTERHEAD]

                             ________________, 20___

             IRREVOCABLE, UNCONDITIONAL LETTER OF CREDIT NO. ____

[Name of Landlord]
[Address of Landlord]

Gentlemen:

      ________________________, a national banking association ("Bank"), of
________, _______________ hereby issues its Irrevocable, Unconditional Letter of Credit in favor of _______________________, a _________________________, and/or
its successors and assigns ("Landlord") for the account of ___________________, a ___________________ ("Tenant") up to the aggregate amount of $_______, available at sight by the drafts of Landlord on the Bank. Drafts drawn on this Letter of Credit will be honored when presented. Multiple and partial draws shall be permitted hereunder. This Letter of Credit is transferable in whole or in part. The Bank shall look solely to Tenant for payment of any fee for such transfer. Such payment is not a condition to transfer.
      The Bank hereby agrees with drawers, endorsers, and bona fide holders of this Letter of Credit that all drafts drawn by reason of this Letter of Credit and in accordance with the above conditions, will meet with due honor when presented at the office of the Bank in _______________, _______________.

      The obligations of the Bank shall not be subject to any claim or defense by reason of the invalidity, illegality, or inability to enforce any of the agreements set forth in the Lease.

      This Letter of Credit is subject to the International Standby Practices 1998, promulgated jointly by the Institute for International Banking Law and Practice and the International Chamber of Commerce, effective January 1, 1999, International Chamber of Commerce Publication No. 590.

      This Letter of Credit shall terminate at 3:00 p.m. Central Standard [or Daylight Savings] Time on _________________________ [Insert date 60 days following scheduled expiration of Term]. [Or, if Letter of Credit will be automatically renewed annually, insert date one year after date of Letter of Credit and add: This Letter of Credit shall be deemed automatically extended without amendment(s) for successive period(s) of one year each from its current or any future expiration date(s) but in any event not beyond _______________________________ [Insert date 60 days following scheduled expiration of Term] which shall be the final expiration date of this Letter of Credit, unless, at least 60 days prior to the then current expiration date, we notify you in writing by certified mail, return receipt requested, at the following address (or at such other address as you may specify by written notice to us), that this Letter of Credit will not be extended beyond the current expiration date; provided, that our obligation to make any payment hereunder in respect of a drawing request made prior to the expiry hereof shall continue until payment is made:

[Name of Landlord]
[Address of Landlord]

      Amounts drawn upon this Letter of Credit are to be endorsed on the reverse side of this Letter of Credit by the negotiating bank.


                                           -------------------------------------

                                           By:
                                              ----------------------------------

                                           Name:
                                                --------------------------------

                                           Title:
                                                 -------------------------------

                                    EXHIBIT H

                                INSURANCE SUMMARY

      Property-All Risk Excluding Earthquake & Flood:

                                                      Blanket coverage
                                                      $140,000,000*
                                                      Deductible
                                                      $10,000

      Earthquake:

                                                      Blanket coverage
                                                      $100,000,000*
                                                      Deductible
                                                      5% of value
                                                      $100,000 minimum per
                                                      occurrence

      Flood:

                                                      Blanket coverage
                                                      $100,000,000*
                                                      Deductible
                                                      $50,000


The minimum required coverage for the Building consists of replacement value and one year's rent as follows:

      Replacement Value             $ 2,846,000**
      Rental Value                  $   814,000**


*     Applies to all property insured under blanket policy.

**    Subject to periodic adjustments.

                              LEASE RIDER NUMBER 1

1. Option to Extend Lease. Tenant shall have the option, provided it is not then in default hereunder, to extend the term of the Lease for two (2) consecutive periods of sixty (60) months each (the "Extended Terms"), upon the same terms and conditions as provided herein, except that: (a) Minimum Rent shall be adjusted as provided in Paragraph 2 below; and (b) no further Extended Terms shall be available to Tenant following the expiration of the second Extended Term. Tenant shall exercise each such option by serving written notification ("Option Notice") upon Landlord not more than nine (9) months or less than four
(4) months prior to the expiration of the Lease (or of the first Extended Term, in the case of extension option for the second Extended Term), of its election to extend this Lease. The options to extend this Lease shall be exercisable by Tenant on the express conditions that at each time of exercise, and at all times prior to the commencement of any Extended Term, Tenant shall not be in default under any of the provisions of this Lease, and Tenant shall not have suffered any adverse change in its financial position which, in Landlord's sole judgment, impairs Tenant's ability to fulfill its obligations pursuant to this Lease. Wherever the context of this Lease so requires, the term "Lease Term" shall be deemed to include any Extended Term for which Tenant has exercised its option. The options to extend this Lease are personal to Tenant. If Tenant subleases any portion of the Premises or assigns or otherwise transfers any interest under this Lease prior to the exercise of any option, such option and any succeeding option shall terminate and be of no further force or effect.

2. Minimum Net, Net, Net Rent for Extended Term. Minimum Net, Net, Net Rent for the Premises at the commencement of each Extended Term shall be determined in accordance with procedure set forth below. The then prevailing Gross Charges shall be added to the Minimum Net, Net, Net rent in order to arrive at the monthly Minimum Rent for such Extended Term.

            (a) Promptly following receipt by Landlord of Tenant's Option Notice, Landlord and Tenant shall attempt to reach agreement on the initial Minimum Net, Net, Net Rent for the Extended Term. Minimum Net, Net, Net Rent for the Extended Term shall be at the then current fair market net, net, net rental value for the highest and best use of the Premises. If Landlord and Tenant are able to agree on the initial Minimum Net, Net, Net Rent for the Extended Term, Landlord and Tenant shall immediately execute an amendment to this Lease stating the initial Minimum Net, Net, Net Rent for the Extended Term. In no event, however, regardless or whether determined by agreement or by appraisal, shall the initial Minimum Net, Net, Net Rent for the Extended Term be less than the full Minimum Net, Net, Net Rent for the last full month of the Lease Term.

            (b) If the parties are unable to agree on the initial Minimum Rent for the Extended Term in question within forty-five (45) days following Landlord's receipt of the Option Notice, then each party, at its cost and by giving notice to the other party, shall have twenty (20) days within which to appoint an MAI certified real estate appraiser with at least five (5) years' full-time commercial appraisal experience in the area in which the Premises are located, to appraise and set the Minimum Rent for the Extended Term in question in accordance with the then current fair market value for the highest and best use of the Premises. If a party does not appoint an appraiser within such twenty
(20) day period, the single appraiser appointed shall be the sole appraiser and shall set the Net, Net, Net Rent for the Extended Term in question. If two appraisers are appointed by the parties as stated in this Paragraph, they shall meet promptly and attempt to set the Minimum Rent for the Extended Term in question. If they are unable to agree within forty-five (45) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within twenty (20) days after the last day the two appraisers are given to set the Minimum Rent for the Extended Term in question. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days notice to the other party can apply to the presiding judge of the superior court of that county, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however, selected, shall be a person who has not previously acted in any capacity for either party.

            (c) Within twenty (20) days after the selection of the third appraiser, a majority of the appraisers shall set the initial Minimum Rent for the Extended Term. If a majority of the appraisers are unable to set the initial Minimum Rent within the stipulated period of time, the two closest appraisals shall be added together and their total divided by two; the resulting quotient shall be the initial Minimum Net, Net, Net Rent for the Premises during the Extended Term in question.

3. Periodic Rent Adjustments.

      (a) Adjustments in the Minimum Rent shall be calculated at the end of each "Calculation Period" (as defined below) and Minimum Rent shall be adjusted (and such adjustments in Minimum Rent shall become effective) on each "Adjustment Date" (as defined below). The first thirty (30) months of the Lease Term, and each subsequent thirty (30) month period occurring during the Lease Term, shall each constitute an "Adjustment Period". In the event Tenant exercises its option to extend the Lease Term (as provided in Paragraph 1, above) the first thirty
(30) months of such Extended Term shall also constitute an "Adjustment Period". The first day of the month first following the expiration of each Adjustment Period shall be referred to herein as the "Adjustment Date".

      (b) The index to be used in computing adjustments in Minimum Rent shall be the "All Items" Consumer Price Index for Urban Wage Earners and Clerical Workers (1982-84=100) for Los Angeles/Riverside/Orange County, published by the United States Department of Labor's Bureau of Labor Statistics (the "CPI").

      (c) At the end of (i) the first twelve (12) months; (ii) the second twelve
(12) months; and (iii) the last six (6) months of each Adjustment Period (each such period being referred to herein as a "Calculation Period"), the increase in the CPI shall be calculated. Said increase shall be computed by comparing the "Beginning CPI" to the "Ending CPI" (as those terms are defined herein), and calculating, on a percentage basis, changes between the Beginning CPI and the Ending CPI.

      (d) The term "Beginning CPI" shall mean and refer to the CPI for the month which is two (2) months prior to the commencement of each Calculation Period, and the "Ending CPI" shall mean the CPI for the month which is two (2) months prior to the last day of each Calculation Period. In the event the CPI increases more than six percent (6%) during any Calculation Period, the CPI shall be deemed to have increased six percent (6%) during such Calculation Period. In the event the CPI increases less than three percent (3%) during any Calculation Period, the CPI shall be deemed to have increased three percent (3%) during such Calculation Period. For any Calculation Period that is less than one full year, the CPI minimum and maximum increase limitations described above shall be prorated, based upon a comparison of the amount of time in such Calculation Period to a full year. The sum of the percentage CPI increases during each Calculation Period which falls within the Adjustment Period in question shall be used to determine the increase in Minimum Rent as of each Adjustment Date.

      (e) Minimum Rent to become effective on the Adjustment Date in question shall be equal to the Minimum Rent of the immediately preceding Adjustment Period, plus an amount equal to the increase in the CPI during such Adjustment Period (expressed as a fraction) times the initial Minimum Net, Net, Net Rent in effect during such Adjustment Period. For the purposes of this calculation, the initial Minimum Net, Net, Net Rent at Commencement is $57,894.93 per month. Subsequent CPI increase calculations will be based upon the then current Minimum Net, Net, Net Rent only (ie. exclusive of Base Amounts for taxes, insurance, common area maintenance and landscaping).


      (f) If, during the Lease Term, Minimum Rent payable under Paragraph 1.6 is changed by an amendment to this Lease, said rent payable pursuant to the latest Lease amendment shall be the rent which is adjusted by the formula set forth in this paragraph. In no event shall Minimum Rent payable under Paragraph 1.6 be reduced below the sum payable thereunder in the calendar month immediately preceding a month when an adjustment in rent becomes effective. If any index is calculated from a base different from the base period 1982-84 = 100, such index shall be converted to a base period of 1982-84 = 100 by use of a conversion factor supplied by said Bureau of Labor Statistics. If the CPI is discontinued or replaced during the term of this Lease, or any extensions thereof, such other governmental Cost of Living Index or computation which replaces the CPI shall be used in order to obtain substantially the same result as would be obtained if the CPI had not been discontinued or replaced.

4. Initial Improvement Work. Landlord shall, at Tenant's sole cost and expense, (subject to Landlord's maximum contribution amount for the "Improvement Allowance" as described in Paragraph 5 below), use reasonable efforts to accomplish the following work to Watson Land Company Standards as soon as reasonably possible. The Initial Improvement Work shall include only those items specified in the attached Exhibit F and Exhibit F-1.

5. Improvement Allowance. Landlord shall provide Tenant with an allowance in an amount not to exceed Four Hundred Ninety Thousand Six Hundred Thirty Five and 00/100ths Dollars ($490,635.00) (the "Improvement Allowance") which allowance shall be available to pay the costs related to the Initial Improvement Work described in the attached Exhibit F and generally depicted in the attached Exhibit F-1. The "Improvement Allowance" represents a contribution by Landlord towards the cost of the Initial Improvement Work (including, without limitation, design fees, architectural and engineering fees, space planning fees, permit fees and construction). To the extent Landlord's reasonable estimate of the costs of performing the Initial Improvement Work is in excess of the amount of the Improvement Allowance, Tenant shall be solely responsible for any such excess costs and Tenant shall deposit such excess amount with Landlord prior to commencement of the Initial Improvement Work. No unused portion of the Allowance shall be available to or used by Tenant for any other purpose. All construction work relating to such Initial Improvement Work shall be performed by licensed contractors engaged by Landlord and shall be completed in a workmanlike manner, in full compliance with all laws and ordinances applicable thereto.


LR-2